Exhibit 10.5

EXECUTION VERSION

NOTE PURCHASE AGREEMENT

[Virgin/NPA 2015]

Dated as of

April 29, 2015

among

VX 2015 LLC,

Owner,

EACH PURCHASER

IDENTIFIED ON SCHEDULE I HERETO,

NEW YORK LIFE INSURANCE COMPANY,

Senior Agent,

INVESTEC BANK PLC,

Junior Agent,

and

BANK OF UTAH,

Security Trustee

New York Life Insurance Company

Senior Underwriter

Investec Bank plc

Junior Underwriter

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

		Page

SECTION 16	MISCELLANEOUS	51

(a)	Section 1110 Compliance	51
(b)	Survival of Agreements	51
(c)	Separate Counterparts	51
(d)	No Liability of Purchasers	51
(e)	Approvals by Purchasers	51
(f)	Non-Disclosure of Purchase Agreement	52
(g)	Confidentiality	52
(h)	Quiet Enjoyment	52
(a)	General Tax Indemnity	1
(b)	Withholding Taxes	3
(c)	Payment	5
(d)	Contest	6
(e)	Withholding Tax Forms	8
(f)	Reimbursement by Indemnitees	8
(g)	Interest	9
(h)	Definitions	9

Schedules:

I.		Notice and Account Information
II.		Participations in Original Amount
III.		Tax Provisions
3(a)(i)		Amortization Schedule (Senior Notes)
3(a)(ii)		Amortization Schedule (Junior Notes)
Exhibit A	–	Form of Notice of Issuance
Exhibit B	–	Form of Assignment Agreement
Exhibit C	–	Form of Note
Exhibit D	–	Form of Pledge Agreement
Appendix A	–	Definitions and Rules of Usage

iii

NOTE PURCHASE AGREEMENT [Virgin/NPA 2015]

THIS NOTE PURCHASE AGREEMENT [Virgin/NPA 2015] dated as of April 29, 2015 (as modified, amended or supplemented from time to time, this “Agreement”) among VX 2015 LLC, a Delaware limited liability company (the “Owner”), each Purchaser identified on Schedule I hereto (collectively, together with their successors, permitted assigns and permitted transferees, the “Purchasers”), New York Life Insurance Company, as Senior Agent hereunder (together with its successors hereunder in such capacity, the “Senior Agent”), Investec Bank plc, as Junior Agent hereunder (together with its successors hereunder in such capacity, the “Junior Agent”), and Bank of Utah, as Security Trustee hereunder (together with its successors hereunder in such capacity, the “Security Trustee”).

W I T N E S S E T H:

WHEREAS, certain terms are used herein as defined in Section 1 hereof; and

WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner and the Security Trustee are entering into the Mortgage and Security Agreement [Virgin/NPA 2015] dated as of the date hereof (as modified, amended or supplemented from time to time, the “Mortgage”) pursuant to which the Owner agrees, among other things, to issue one or more Notes in respect of each Aircraft as evidence of the Owner’s indebtedness to the Purchasers, which Notes will be issued upon the financing of such Aircraft and which Notes will be secured by the mortgage and security interest on such Aircraft created by the Owner in favor of the Security Trustee, and the Owner shall execute and deliver a Mortgage Supplement covering such Aircraft, supplementing the Mortgage at the time of such delivery and financing.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

SECTION 1 Certain Definitions.

Except as otherwise defined in this Agreement, including its annexes, schedules and exhibits, terms used herein in capitalized form shall have the meanings attributed thereto in Appendix A hereto, and the rules of usage specified therein shall be applicable to this Agreement. In addition, the following terms shall have the following meanings:

“Applicable Margin” means, for any Class of any Series of Notes, (i) the Senior Applicable Margin or (ii) the Junior Applicable Margin.

“Balloon” means, in respect of any Senior Note, an amount equal to 20% of the principal amount of such Senior Note payable on its Maturity Date.

“Benchmark Index Rate” means, as at any date of determination, the 10-day moving average Barclays Industrial Corporate Bond Index as referenced on Bloomberg screen LUAIOAS at 11:00 a.m. New York time on such date; which rate is presented as a percentage.

“Closing Benchmark Index Rate” shall mean the 10 day moving average as referenced at 11:00 a.m. New York time two Business Days prior to each Issuance Date.

[Note Purchase Agreement [Virgin/NPA 2015]]

“Closing Date” means, in respect of any Notes, the date on which such Notes are initially issued to the Holders in accordance with the terms of this Agreement.

“Commitment” means, as the context requires, the Senior Commitment and/or the Junior Commitment.

“Commitment Termination Date” means the last Business Day of January 2016; provided that the Commitment Termination Date for any Aircraft may be extended to a date mutually agreed by the Lessee and the Underwriters.

“Designated Aircraft” means each of the three Airbus A320-200 aircraft identified as follows: (i) manufacturer’s serial number 6704 with FAA registration No. N282VA, scheduled to be delivered to the Owner under the Purchase Agreement in August 2015; (ii) manufacturer’s serial number 6787 with FAA registration No. N283VA, scheduled to be delivered to the Owner under the Purchase Agreement in October 2015; and (iii) manufacturer’s serial number 6889 with FAA registration No. N285VA, scheduled to be delivered to the Owner under the Purchase Agreement in December 2015, respectively (such months, in each case, being the “Scheduled Delivery Month” for such Designated Aircraft).

“Discount Rate” means, as at any date of determination, the sum of (i) the Make-Whole plus (ii) 0.50%.

“Federal Funds Rate” for any day, means the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the relevant Agent from three federal funds brokers of recognized standing selected by it.

“Final Legal Maturity” means, with respect to any Note, the calendar date 36 months following the Maturity Date of such Note.

“Fixed Benchmark Index Rate” means, if the Owner (acting at the direction of the Lessee) elects to use a “Fixed Benchmark Index Rate” pursuant to Section 3(b)(iii), the Benchmark Index Rate established on the date the Owner or Lessee notifies the Senior Purchasers of such election.

“Fixed Rate Margin” means, for any Junior Note, 0.15% per annum.

“Fixed Senior Swap Rate” means the Senior Swap Rate as determined pursuant to Section 3(b)(iii)(1) hereof.

“Floating Benchmark Index Rate” means the Benchmark Index Rate as determined, for each Series of Senior Notes, on the third Business Day prior to the Issuance Date for such Series of Notes.

[Note Purchase Agreement [Virgin/NPA 2015]]

“Floating Rate” means, for any Interest Period and Junior Note, the sum of (1) LIBOR for such Interest Period, plus (2) the Applicable Margin applicable to such Junior Note (calculated on the basis of actual number of days elapsed in a year of 360 days).

“Floating Senior Swap Rate” means the Senior Swap Rate as determined, for each Series of Senior Notes, pursuant to Section 3(b)(iii)(2) hereof.

“Initial Benchmark Index Rate” means 1.35%.

“Junior Applicable Margin” means, (a) for any Series of Junior Notes bearing interest at a Fixed Rate, 5.27% per annum and (b) for any Series of Junior Notes bearing interest at a Floating Rate, 5.20% per annum.

“Junior Commitment” shall have the meaning ascribed thereto in Section 2(a).

“Junior Maturity Date” means, for any Series of Junior Notes, the six year anniversary of the Issuance Date of such Notes.

“Junior Swap Rate” means, as of any Swap Effective Date and as relates to any fixed rate setting provided in Section 2(b)(ii)(1) for any Junior Notes of any Series, the mid-market swap rate as at the time of rate-set on such date, determined by the swap desk of the Junior Agent on a market basis, to effect a swap transaction consistent with the swap described in Hedging Transaction.

“Make-Whole” means, for any Senior Note as at any determination date, the interest rate for the fixed leg of a U.S. Dollar Interest Rate “Swap Mid” appearing on Bloomberg Screen USSW (the “Screen”) with maturities equal to the Remaining Weighted Average Life of (i) in the case of establishing the Fixed Rate for the Senior Notes of any Series, all Senior Notes (of both Tranches) of such Series on a blended basis and (ii) otherwise, such Note, or if such a maturity is not posted on the Screen, an interpolation of such rate as provided below based on maturities next above and below the then Remaining Weighted Average Life of such Note at approximately 11:00 a.m. New York time on the date one Business Day before the determination date; such interpolated rate to be calculated by the original Purchasers (or, if an original Senior Purchaser is no longer a Holder of any Notes, the Holder then holding the greatest principal amount of Notes) in accordance with the following formula:

WAY	=	Y1 + (Y2-Y1)(X-X1)
(X2-X1)

where:

WAY	=	weighted average yield.

X	=	Remaining Weighted Average Life in years of such Note.

X1	=	whole integer closest to and less than X that is closest in maturity to Make-Whole and available on the Screen.

[Note Purchase Agreement [Virgin/NPA 2015]]

X2	=	whole integer closest to and greater than X that is closest in maturity in years to Make-Whole and available on the Screen.

Y1	=	Make-Whole with maturities equal to X1.

Y2	=	Make-Whole with maturities equal to X2.

“Minimum Liability Insurance Amount” means $600,000,000.

“Original Amount” means, in respect of any Aircraft, $39,000,000.

“Partial Loss Threshold” means $3,000,000.

“Past Due Rate” means, as to any Note (or amount owing in respect thereof or to the Holder thereof), the lesser of (a) 2.00% plus the relevant Applicable Rate or (b) the maximum interest rate permitted under applicable law.

“Prepayment Fee” means, in respect of a Senior Note as at any date of determination, the excess, if any, of (a) the present value, as of the date of the relevant prepayment of such Note, of the installments of principal of and interest on such Note that, but for such prepayment, would have been payable on the Payment Dates after such prepayment, over (b) the principal amount of such Note then being prepaid. Such present value shall be determined by discounting the amounts of such installments semi-annually (assuming a 360-day year and the actual number of days elapsed) from their respective Payment Dates to the date of such prepayment at a rate equal to the Discount Rate. If the Discount Rate is equal to or higher than the Fixed Rate for any Note, the Prepayment Fee for such Note shall be zero.

“Senior Applicable Margin” means, for any Senior Notes of any Series, as selected by the Owner (acting at the direction of the Lessee) on or prior to the establishment of the applicable Fixed Rate for such Senior Notes, (i) the applicable Floating Benchmark Index Rate or (ii) the Fixed Benchmark Index Rate.

“Senior Commitment” shall have the meaning ascribed thereto in Section 2(a).

“Senior Maturity Date” means, for any Series of Senior Notes, the 12 year anniversary of the Closing Date of such Notes.

“Senior Swap Rate” means, as at any date of determination, the interpolated mid-market swap rate for a USD fixed rate swap interpolated to a 7.75 weighted average life using the 7 and 8 year mid-market rates published on Bloomberg screen IRSB18 (as referenced at the time of rate setting).

Unless the context otherwise requires, any reference herein to any of the Operative Documents refers to such document as it may be modified, amended or supplemented from time to time in accordance with its terms and the terms of each other agreement restricting the modification, amendment or supplement thereof.

[Note Purchase Agreement [Virgin/NPA 2015]]

SECTION 2 The Commitment; Funding Procedures; Closing Procedure.

(a) Commitment; Notes; Special Funding Elections.

(i) The Notes. Subject to the terms and conditions of this Agreement, (i) the Owner agrees to authorize and issue the sale of secured notes (the “Notes”), such Notes to be issued (A) in two Classes (each, a “Class”), “Senior Notes” and “Junior Notes” and (B) in three separate series (each, a “Series”) as relate to each Designated Aircraft and (ii) each Purchaser severally agrees to purchase Notes of each Series and Class in respect of each Designated Aircraft on a date to be designated for such Aircraft pursuant to Section 2(b)(i) hereof, but in no event later than the Commitment Termination Date, as provided in clause (iii) below. The Senior Class Notes are to be issued to the Senior Purchasers in an aggregate principal amount of $102,600,000, not to exceed $34,200,000 per Designated Aircraft (the “Senior Notes”). The Junior Class Notes are to be issued to the Junior Purchasers in an aggregate principal amount of $14,400,000, not to exceed $4,800,000 per Designated Aircraft (the “Junior Notes”). The aggregate original principal amount of the Notes for all Designated Aircraft shall not exceed $117,000,000 (which amount, for the avoidance of doubt, shall not be subject to any appraisal or other test or condition precedent].

(ii) Commitment. Each Purchaser’s funding obligation in respect of any Class shall be its Commitment of the amount thereof (respectively, its “Senior Commitment” and its “Junior Commitment”). Each Purchaser shall receive, as evidence of the Senior Note and/or Junior Note made by it in respect of any Designated Aircraft, a Note(s) of the applicable Class and Series in the amount of such Note.

(iii) Class and Series. Notes shall be issued by reference to a particular “Class” and “Series”. The “Class” of any Note, designated as “Senior” or “Junior”, shall indicate whether such Note is issued in respect of a Senior Note or a Junior Note. The “Series” of any Note, designated by manufacturer’s serial number of the applicable Designated Aircraft, shall indicate the Designated Aircraft relating to such Note. The Class and Series of a Note shall be indicated on the face of such Note. Each Note and the related Commitment may be designated as being of the Class and Series of its related Notes.

(iv) Purchasers’ Elections. Schedule 1 to Exhibit A hereto sets out the Class of Notes of each Series that each Purchaser has irrevocably elected to receive on behalf of itself and its successors, permitted assigns and permitted transferees. Any Note initially issued to a Senior Purchaser shall be and remain a Senior Note, and any Note initially issued to a Junior Purchaser shall be and remain a Junior Note, in each case, regardless of the Holder thereof. A Note, once issued as a particular Class or Series, shall only be transferred, assigned and/or reissued as such Class or Series, as the case may be, entitling its Holder to the rights, and subjecting such Holder to the obligations, applicable to such Class or Series only, as further set forth herein.

(v) Notes. The Notes shall be substantially in the form set forth in Exhibit C. On the Delivery Date of each Designated Aircraft, the Owner shall issue

[Note Purchase Agreement [Virgin/NPA 2015]]

Notes in respect of such Aircraft in an aggregate amount equal to the Original Amount constituting (A) the Senior Commitment advanced by the Senior Purchasers for such Aircraft and (B) the Junior Commitment advanced by the Junior Purchasers for such Aircraft.

(vi) Sub-Tranchings. Notwithstanding the foregoing, at the election of the original Senior Purchasers, the original Senior Purchasers may, so long as they continue to be the Holders of all Senior Notes of a Series:

(1) tranche of such Series and Class into separate tranches (a “Tranche”) and reallocate the principal amounts of the existing Senior Notes as amongst the Tranches, and

(2) adjust the Applicable Margin (and, accordingly, the Fixed Rate) applicable to such Tranches,

so long as the overall principal amount of the Senior Notes of such Series and the all-in amount payable to the Holders of the Senior Notes of such Series payable on each Payment Date and any amount payable by Owner hereunder and under the Lease does not change. In connection therewith, (A) the original Senior Purchasers shall exchange their Senior Notes of the relevant Series for new Senior Notes of the relevant Series as so adjusted, and the Owner shall execute and deliver the replacement Senior Notes of the relevant Series therefor and (B) an NPA Supplement shall be executed and delivered by the parties hereto reflecting all such changes and adjustments, including the subordination of one Tranche over another in a default situation. Any costs of the Owner and the Lessee associated with such reissuance and exchange shall be for account of the original Senior Purchasers. Prior to or contemporaneously with the effectiveness of any new Tranche created under clause (1) above, amendments or other modifications to the Operative Documents, in each case in form and substance satisfactory to the Senior Purchasers, and acceptable to the Owner and the Lessee, each acting reasonably, shall be entered into in order to effect changes thereto necessary or reasonably requested by the Senior Purchasers in connection therewith.

(b) Funding Procedures.

(i) Issuance Date. In connection with the financing of any Designated Aircraft hereunder, the Owner agrees to give each Purchaser, each Agent and the Security Trustee at least three Business Days’ prior written notice of the anticipated Delivery Date of such Aircraft (for any Designated Aircraft, its “Issuance Date”), which date shall be a Business Day not later than the Commitment Termination Date, and which notice shall be countersigned by the Lessee and in substantially the form of the Notice of Issuance attached hereto as Exhibit A (a “Notice of Issuance”).

(ii) Account. In order to facilitate the timely closing of the transactions contemplated hereby on any Issuance Date, the Owner, by delivery of the Notice of Issuance to the Purchasers and each Agent, irrevocably instructs such Purchasers to wire transfer (for receipt by no later than 10:00 a.m. New York City time) on such Issuance Date its Commitment by the wiring of immediately available funds

[Note Purchase Agreement [Virgin/NPA 2015]]

(reference: Virgin/NPA 2015) to the account of the Security Trustee at the Payment Office (the “Account”).

(iii) Deposit. The funds so paid by each Purchaser (the “Deposit”) into the Account are to be held by the Security Trustee for account of such Purchaser. Subject to paragraph (vi) below, upon the satisfaction (as determined by each Purchaser) or waiver of the conditions precedent set forth in Section 4(b) hereof in respect of the applicable Designated Aircraft, such Purchaser (or its special counsel acting on its behalf) shall instruct the Security Trustee to disburse the Deposit for application of its Commitment for such Aircraft as instructed by the Owner.

(iv) Investment of Deposit. If, for any reason, the applicable Designated Aircraft to be financed hereunder on its Issuance Date shall not be so financed on such date, the Deposit, and earnings thereon, will be invested and reinvested by the Security Trustee at the sole direction, for the account, and at the risk of the Lessee in an overnight investment selected by the Lessee and acceptable to the Security Trustee having consulted with the Purchasers. Upon the Lessee’s oral (to be confirmed in writing) instructions, earnings on any such investments shall be applied to the Owner’s payment obligations to each Purchaser under this Section 2(b) or released to the Lessee to the extent of such earnings.

(v) Interest After Issuance Date. If the actual Delivery Date for the applicable Designated Aircraft is a date falling after its Issuance Date, the Owner shall pay interest hereunder to each Purchaser on the amount of its Commitment transferred to the Security Trustee for each Note as indicated on Schedule 1 to the Notice of Issuance for the period from and including such Issuance Date to but excluding the earlier of (A) the Delivery Date for such Aircraft or (B) the Cutoff Date (as defined below). For each Purchaser, such interest shall accrue on the amount of such Purchaser’s Commitment transferred to the Security Trustee at the Applicable Rate. Interest on the Commitments accrued pursuant to the preceding sentence shall (I) if accrued to the Delivery Date for such Aircraft, be paid on the first Interest Payment Date and (II) if accrued to the Cutoff Date, be due and payable to each Purchaser within three Business Days of such date.

(vi) Cutoff Date. If for any reason, other than the failure of any Purchaser to comply with the terms hereof, the Delivery Date for the applicable Designated Aircraft shall not have occurred on or prior to seven Business Days (or such longer period as mutually agreed by the Owner and the Underwriters) after the Issuance Date for such Aircraft (the “Cutoff Date”), the Owner hereby irrevocably agrees that each Purchaser may cancel, terminate or otherwise unwind its funding arrangements made in the London interbank market or otherwise to fund its Commitment on the Issuance Date, and the Security Trustee shall return each Purchaser’s Commitment to it, subject, however, to such Purchaser’s continuing commitment to fund as provided herein.

(vii) Unwinding. In the event of the occurrence of the events described in paragraph (vi) above, (1) the Owner agrees to pay each Purchaser promptly (but in any event within three Business Days of the relevant Cutoff Date) (A) in the case of the

[Note Purchase Agreement [Virgin/NPA 2015]]

Junior Purchasers only, an amount of liquidated damages equal to any Swap Breakage Loss plus any loss incurred in connection with the unwinding or liquidating of any deposits or funding or financing arrangement with its funding sources and (B) without duplication of the amounts covered by the preceding clause (A), all reasonable out-of-pocket costs and expenses of such Purchaser (including, without limitation, reasonable legal costs and expenses) incurred by such Purchaser described in the definition of Transaction Expenses in Section 13 hereof; and (2) each Junior Purchaser agrees, so long as no Event of Default shall have occurred and be continuing, to pay to the Lessee promptly (but in any event within three Business Days of the relevant Cutoff Date) any Swap Breakage Gain in connection with the unwinding or liquidating of any deposits or funding or financing arrangement with its funding sources. For the avoidance of doubt, no other amounts shall be payable to the Senior Purchasers as a result of the occurrence of the events described in paragraph (vi) above.

(c) Registrations Upon Closing. Subject to the terms and conditions of this Agreement, and simultaneously with receipt by the Owner of the proceeds of the Notes made in connection with any Designated Aircraft pursuant to this Section 2, the Owner shall authorize (i) the delivery and filing for record at the FAA of the Mortgage and the Mortgage Supplement and the Lease and the Lease Supplement for such Aircraft and (ii) the registration at the International Registry of the Security Trustee’s international interest in the related Airframe and each Engine installed thereon and in the Lease and such Lease Supplement.

(d) Funding Mechanics. On the Delivery Date for the Designated Aircraft specified in the Owner’s notice referred to in Section 2(b)(i) hereof, subject to the terms and conditions of this Agreement, each Purchaser, through the Security Trustee, agrees to pay the amount of its Commitment to the Owner by wire transferring such amounts to the account of the Owner as set forth on Schedule I hereto or to such other account as the Owner shall direct the Security Trustee in writing, upon closing.

(e) Closing Location. The closing with respect to the financing of each Aircraft shall take place at the offices of Vedder Price P.C., 1633 Broadway, New York, New York 10019.

SECTION 3 Note Economics.

(a) Principal Amortization.

(i) Senior Notes. The aggregate principal amount of the Senior Notes of each Series shall amortize quarterly on each Interest Payment Date (the first of which being the first Interest Payment Date following the Delivery Date of the related Designated Aircraft), as provided in Schedule 3(a)(i) hereto.

(ii) Junior Notes. The aggregate principal amount of the Junior Notes of each Series shall amortize quarterly on each Interest Payment Date (the first of which being the first Interest Payment Date following the Delivery Date of the related Designated Aircraft) to the Balloon as provided in Schedule 3(a)(ii) hereto.

[Note Purchase Agreement [Virgin/NPA 2015]]

(iii) Amortization Schedules. The aggregate amortization schedules for the Notes of each Series and Class shall, based on the foregoing, be appended to the Mortgage Supplement delivered in connection with such Series (reflecting the Interest Payment Dates applicable thereto).

(b) Senior Interest. The Senior Notes of each Series shall bear interest at a fixed rate equal to the sum of the applicable Senior Swap Rate plus the applicable Senior Applicable Margin (calculated on the basis of a year of 360 days consisting of 12 30-day months). Such interest rate shall be determined as provided in the following clauses (i), (ii) and (iii) of this Section 3(b).

(i) Senior Applicable Margin. The Owner (acting at the direction of the Lessee) shall, subject to the terms and conditions of this Section 3(b), have the right to elect on or prior to the date that is five Business Days following the Effective Date to fix the Senior Applicable Margin in respect of each Designated Aircraft (on an aircraft by aircraft basis). If the Owner shall not have notified the Senior Purchasers of such election, the Senior Applicable Margin shall be the Floating Benchmark Index Rate and the Floating Senior Swap Rate shall be applicable.

(ii) Benchmark Index Rate Adjustment. The Senior Applicable Margin shall be adjusted by the Benchmark Index Rate Adjustment. Based on the election made by the Owner of the Senior Applicable Margin, the Owner (acting at the direction of the Lessee) shall further elect to either (A) increase the Senior Applicable Margin for each Series of Senior Notes or (B) increase the Senior Upfront Fee, in each case pursuant to the corresponding values:

	Senior Applicable Margin	Senior Upfront Fee	Plus Benchmark Index Rate Adjustment
Floating Benchmark Index Rate and Floating Senior Swap Rate	2.40%	.375%	Yes
Floating Benchmark Index Rate and Fixed Senior Swap Rate	2.54%	1.475%	Yes
Fixed Benchmark Index Rate and Floating Senior Swap Rate	2.57%	1.675%	No
Fixed Benchmark Index Rate and Fixed Senior Swap Rate	2.71%	2.775%	No

(iii) Senior Swap Rate. The Senior Swap Rate shall be set either (1) in the event the Owner elects the Fixed Senior Swap Rate, three Business Days after the Owner provides notice of such election to the Senior Purchasers and (2) in the event the Owner elects the Floating Senior Swap Rate, two Business Days prior to the Issuance Date for the Senior Notes relating to the applicable Designated Aircraft. If the Owner

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elects the Fixed Senior Swap Rate, (A) neither the Owner nor the Lessee shall be required to post any collateral and (B) in the event of any delay in the Delivery Date, any swap or other hedge (notional or otherwise) shall not be broken until the Commitment Termination Date and the Senior Swap Rate, Senior Upfront Fee and Senior Applicable Margin shall apply until such Commitment Termination Date; provided that in the case of any such break, the Owner shall pay the “Senior Swap Breakage” as provided in the following clause (iv).

(iv) Senior Swap Rate Breakage. Any “Senior Swap Breakage” amounts payable in connection with an unwinding of an established Fixed Senior Swap Rate shall be calculated in accordance with ISDA Close-out Amount provisions in respect of a notional fixed for floating interest rate swap reflecting notional amounts that match the anticipated Delivery Dates and amortization schedules included in Schedule 3(a)(i) hereto. The Senior Purchasers shall have no obligation to pay to the Owner any swap breakage “gain” associated with any such break unless (A) the Senior Purchasers do not purchase the Notes for any reason solely within such Senior Purchasers’ control or (B) there is a material adverse change in the financial position of the Lessee since its last audited financial statements that materially impairs its ability to perform its obligations under the Operative Documents.

(c) Junior Interest. The Owner (acting at the direction of the Lessee) shall, subject to the terms and conditions of this Section 3(c), have the right to elect on or prior to the date that is two Business Days prior to the Issuance Date for any Designated Aircraft that the Junior Class of Notes in respect of such Designated Aircraft bear interest either at a Floating Rate or a Fixed Rate.

(i) Floating Rate. If the Owner shall not have notified the Junior Purchasers of its request, pursuant to the Notice of Issuance in respect of any Designated Aircraft, to have the Junior Notes in respect of such Designated Aircraft bear interest at a Fixed Rate, then the Applicable Rate for such Series of Junior Notes shall be, for each Interest Period, the applicable Floating Rate for such Interest Period. Interest on each Junior Note of each Series payable by reference to the Floating Rate shall be payable quarterly in arrears on each Interest Payment Date for such Series and shall be calculated on the basis of a year of 360 days and actual number of days elapsed.

(ii) Fixed Rate Setting. The Owner (acting at the direction of the Lessee) may notify the Junior Purchasers of its request, pursuant to the Notice of Issuance in respect of any Designated Aircraft, for the Junior Notes in respect of such Designated Aircraft to bear interest at a Fixed Rate, which Fixed Rate shall be fixed two Business Days prior to the Issuance Date for such Aircraft (the “Swap Effective Date”). Upon delivery by the Owner of the Notice of Issuance relating to any Fixed Rate Notes of a particular Series to the Junior Agent and Junior Purchasers, the following procedures shall apply to determine the “Fixed Rate” for such Series of Junior Notes:

(1) Notification of Rate. No later than 11:30 a.m. New York time (but no earlier than 11:00 a.m. New York time) on the second Business Day prior to the applicable Issuance Date, the Junior Agent, the Junior Purchasers and

[Note Purchase Agreement [Virgin/NPA 2015]]

the Lessee shall convene a conference call during which the Junior Agent will notify the Lessee of a single fixed rate of interest to be used as the basis for the calculation of the Fixed Rate for the applicable Series of Junior Notes. Such Fixed Rate for any Series of Junior Notes shall be the sum of (A) the Swap Rate plus (B) the Applicable Margin plus (C) the Fixed Rate Margin, and shall be the “Fixed Rate” for the Junior Notes of such Series, effective on the Swap Effective Date; provided that if such Fixed Rate cannot be established because the Lessee does not agree to the Swap Rate quoted by the relevant Agent, then Section 3(c)(i) shall apply to such Series of Junior Notes as though the Owner never requested such Junior Notes to bear interest at a Fixed Rate.

(2) Fixed Rate Stipulation. The Fixed Rate, as so established for the Junior Notes of any Series, shall be included on the cover page of the applicable Notes at issuance thereof.

(3) Rate Swaps Sophistication. The Owner understands and acknowledges that, in order to provide any Fixed Rate, the Junior Purchasers may be entering into one or more interest rate swaps or other hedging transactions (which may be effected internally (including on a notional basis) or externally), and that it has assessed the risks (including but not limited to risks in relation to any Swap Breakage Loss), benefits and consequences of obtaining a fixed interest so as to procure a fixed rate funding. The Owner confirms that the Lessee is solely responsible for any decision to select a Fixed Rate for any Junior Note, having relied on its own independent business judgment and advisers in connection herewith.

(iii) Fixed Rate. If the Applicable Rate for any Series of Junior Notes in respect of any Designated Aircraft is calculated by reference to a Fixed Rate:

(1) Interest Generally. Interest on such Note shall be payable quarterly in arrears on each Interest Payment Date and shall be calculated on the basis of a year of 360 days consisting of 12 30-day months.

(2) Swap Breakage on Prepayment. On the date of any prepayment of such Notes, the Owner may request that each Junior Purchaser advise the Security Trustee, the Lessee and the Owner by 11:00 a.m., New York time, on such date of the Swap Break Amount applicable to such event.

(3) Payment of Swap Breakage Gain. The Junior Purchaser agrees that, so long as no Special Default or Event of Default shall have occurred and be continuing, it shall promptly pay to the Lessee at such account as the Lessee may specify any Swap Breakage Gain in respect of the Junior Notes, except that it may first deduct therefrom any amounts then due and payable to it under the Operative Documents and apply any amount so retained to the satisfaction thereof. Each Holder of a Junior Note may retain any Swap Breakage Gain that arises after the occurrence of a Special Default or an Event of Default as security for the obligations of the Owner until the earlier of (i) the date that such

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Special Default or Event of Default is cured by the Owner (or, if such Holder reasonably anticipates that its costs and expenses incurred in connection with such Special Default or Event of Default cannot be determined at such time, the earlier of (x) the date such costs and expenses can be determined and (y) five Business Days after the date such Special Default or Event of Default is cured), promptly following which date such amount shall be paid over to the Owner (or its designee), except that such Holder may first deduct therefrom any amounts then due and payable to it under the Operative Documents and apply any amount so retained to the satisfaction thereof, or (ii) the date that Section 5.07 of the Mortgage shall be applicable, promptly following which date such amounts shall be remitted to the Security Trustee for application as provided in such Section 5.07.

(4) Swap Breakage Estimate. Upon the request of the Owner or the Lessee to the Junior Agent, such Agent shall obtain from each Junior Purchaser, and each such Junior Purchaser shall provide to such Agent, a good faith written estimate of the Swap Breakage Loss or Swap Breakage Gain, as the case may be, in connection with the occurrence, or anticipated occurrence, of any event contemplated by the Operative Documents that might give rise to an obligation to pay Swap Breakage Loss or the right to receive Swap Breakage Gain.

(5) Confirmation of Swap Breakage Estimate. Upon determination by a Junior Purchaser of any Swap Breakage Loss or Swap Breakage Gain payable to or by it, as the case may be, such Purchaser will provide to the Owner and the Lessee a written confirmation confirming such Swap Breakage Loss or Swap Breakage Gain, which confirmed amount shall be determined in accordance with the procedures set out in the definition of “Swap Break Amount”.

(6) Special Junior Lender. Anything herein or in any other Operative Document notwithstanding, if any Junior Purchaser shall be a Special Junior Lender, such Junior Purchaser shall neither be entitled to receive any Swap Breakage Loss nor be obligated to pay any Swap Breakage Gain in any circumstance in which Break Amount shall be payable hereunder or under any other Operative Document.

(iv) Past Due Interest. Overdue payments of principal of any Class of Note (and to the extent permitted by applicable law, overdue payments of interest and other amounts overdue under the Operative Documents) shall bear interest at the Past Due Rate, payable on demand, for any period during which the same shall be overdue.

(d) PIK Interest. Notwithstanding anything to the contrary in Section 3(a) or 3(b) above, if interest on any Note is not paid on the date such payment becomes due, such amount shall be converted automatically to principal as of the date such interest fell due unless, at the time of such conversion, a cumulative 18 months of interest on such Note shall have been converted to principal pursuant to this Section 3(d). Interest so converted to principal (“PIK

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Interest”) shall be treated for all purposes hereof and the Operative Documents as principal, provided that interest shall accrue on the amount of the PIK Interest until paid at the Past Default Rate (and such default interest shall likewise “PIK” as and when it shall become due and payable).

(e) Structuring Fees. The Owner agrees to pay to the Security Trustee for account of each Underwriter as and when due the structuring fee specified for such Underwriter in its Fee Letter.

(f) Commitment Fees. With respect to each Designated Aircraft, the Owner agrees to pay to the Security Trustee for account of each Purchaser a commitment fee accrued for the period from and including (1) in the case of the Senior Purchasers, March 23, 2015 and (2) in the case of the Junior Purchasers, the Effective Date, to the earlier of (i) the Delivery Date of the third Designated Aircraft and (ii) the Commitment Termination Date, equal to the Commitment Fee Rate calculated on the average daily amount of such Purchaser’s unutilized Commitment during the period for which payment of the commitment fee is made (calculated on the basis of a year of 360 days and actual days elapsed), payable quarterly in arrears on each three monthly anniversary dates of the Effective Date and on the date the commitment fee ceases to accrue in accordance with the foregoing. As used herein, “Commitment Fee Rate” means (A) for any Senior Commitment, 0.50% per annum and (B) for any Junior Commitment, 1.25% per annum.

(g) Prepayments.

(i) Generally. On at least five Business Days’ prior written notice to the Security Trustee, the Owner (acting on instructions of the Lessee) may prepay on the date specified in its notice of prepayment delivered pursuant to paragraph (iv) below in whole, or in part, any or all Notes in respect of any Class or any Series then outstanding at the principal amount thereof (or portion thereof to be repaid), together with accrued interest thereon to the date of prepayment plus all Break Amount (if any), Prepayment Fee (if any) and all other amounts due to the Holders of such Notes hereunder, thereunder and under the other Operative Documents; provided that, (A) no prepayment under this Section 3(g)(i) of any Note may be effected prior to the third anniversary of the Issuance Date of such Note and (B) any partial prepayment of such Notes shall be in an aggregate original principal amount of at least $5,000,000 and in $1,000,000 multiples thereafter (or such lesser amount as shall equal the entire outstanding principal amount of such Notes), and the amount thereof shall be specified in such written notice. Any partial prepayment shall be applied ratably among the Senior Notes and Junior Notes; provided that, so long as no Event of Default shall have occurred and be continuing, the Owner may (subject to the limitations contained in clause (A) above, which may be waived by the Junior Purchasers) prepay Junior Notes of a single Series without having to effect a prepayment on the Senior Notes of the same Series after the eighth Payment Date for such Junior Notes; provided further that only the Junior Notes of a single Series may be prepaid unless Other Junior Notes in respect of an aircraft financed under the Other Note Purchase Agreement shall likewise have been prepaid (concurrently or previously). The Security Trustee will give prompt notice of the Owner’s notice to prepay to the Holders.

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(ii) Prepayment upon Event of Loss. On at least five Business Days’ prior written notice to the Security Trustee, the Owner shall prepay, without any Prepayment Fee, on the date specified in its notice of prepayment delivered pursuant to paragraph (iv) below all Notes of the Series issued in respect of an Aircraft in full, but not in part, together with accrued interest thereon to the date of prepayment plus all Break Amount (if any) and all other amounts due thereunder and hereunder and under the other Operative Documents to the Holders upon the occurrence of an Event of Loss with respect to such Aircraft; such prepayment shall, in any event, be the last day permitted for such payment under Section 9(a) of the Lease; provided that if, pursuant to the terms of the Lease, a Replacement Airframe, together with the same number of Replacement Engines as the Engines, if any, subject to such Event of Loss, shall have been substituted for such Airframe and the Engines, if any, subject to such Event of Loss, then no such prepayment shall be required. The Security Trustee will give notice of prepayment to the Holders under this Section 3(g)(ii) promptly.

(iii) Prepayment in Event of Change of Law. On at least five Business Days’ prior written notice to the Security Trustee, the Owner (acting on instructions of the Lessee) may prepay, without any Prepayment Fee, on the date specified in its notice of prepayment delivered pursuant to paragraph (iv) below, all Junior Notes held by any Holder claiming compensation for Increased Costs and any Holder to whom the Owner is required to pay an additional amount pursuant to Schedule III(b) of this Agreement, so that after making all required withholdings or deductions for withholding Taxes from any payment, such Holder receives the same amount it would have received had no such withholdings or deductions been made, together with accrued interest thereon to the date of prepayment plus all Break Amount (if any) and all other amounts due to such Holder hereunder and under the other Operative Documents. The Security Trustee will give notice of prepayment to any affected Holder under this Section 3(g)(iii) promptly.

(iv) Notice Irrevocable. Any notice of prepayment delivered pursuant to paragraph (i), (ii) or (iii) above shall be irrevocable if not revoked at least five Business Days prior to the specified date of payment and shall identify the amount to be prepaid.

(v) Amounts to Be Prepaid. Notice of prepayment having been given and not revoked as aforesaid, the principal amount of the Notes so to be prepaid, plus accrued interest thereon to the date of prepayment, together with the Break Amount (if any) and Prepayment Fee (if any) to the extent herein provided, shall become due and payable on the prepayment date specified in the notice.

(vi) Prepayment Date. On the date fixed for prepayment under this Section 3(g), immediately available funds in Dollars shall be deposited by the Owner in the account of the Security Trustee at the place and by the time and otherwise in the manner provided in Section 3(h), in an amount equal to the principal amount of Notes to be prepaid together with accrued and unpaid interest thereon to the date fixed for such prepayment, all Break Amount (if any), Prepayment Fee (if any) and all other amounts due to the Holders of the Notes hereunder, thereunder and under the other Operative Documents.

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(vii) Calculation of Break Amount. Each Holder of a Note shall furnish to the Owner, with a copy to the Security Trustee, a certificate setting forth in reasonable detail the calculation of the amounts of Break Amount or Prepayment Fee, if any, due to such Holder, which certificate shall be presumptively correct.

(viii) No Amounts to Be Re-Borrowed. Any amount prepaid pursuant to this Section 3(g) hereof may not be re-borrowed by the issuance of Notes or otherwise.

(ix) Supplemental Mandatory Prepayments.

(1) Supplemental Mandatory Prepayments. The Owner shall prepay the Notes in accordance with paragraph (2) below in full following notice to the Owner of a Lease Event of Default and demand therefor (which notice and demand shall not be required if such Lease Event of Default is a Special Default).

(2) Manner of Payment. Any prepayment required by the preceding paragraph (1) shall be due and payable on the date of demand therefor without presentment, demand, protest or other notice of any kind, all of which are hereby waived. Any prepayment of principal on the Notes required by the preceding paragraph (1) shall be accompanied by interest on the amount prepaid through the date of prepayment, together with any Prepayment Fee and Break Amount and all other amounts then due and payable.

(h) Method of Payment. Principal and interest and other amounts due hereunder or under the Notes or in respect hereof or thereof shall be payable in Dollars in immediately available funds prior to 1:00 p.m., New York time, on the due date thereof, to the Security Trustee at the Payment Office and the Security Trustee shall, subject to the terms and conditions hereof, remit all such amounts so received by it to the Holders at such account or accounts at such financial institution or institutions as the Holders shall have designated to the Security Trustee in writing, in immediately available funds for distribution to the relevant Holders, such payment to be made, in the case of any such designated account in the United States, prior to 3:00 p.m., New York time, on the due date thereof. In the event the Security Trustee shall fail to make any such payment as provided in the immediately foregoing sentence after its receipt of funds at the place and prior to the time specified above, the Security Trustee, without right of reimbursement from the Owner or the Lessee, agrees to compensate the Holders for loss of use of funds in a commercially reasonable manner. All such payments by the Owner and the Security Trustee shall be made free and clear of and without reduction on account of all wire and other like charges, and without setoff or deduction (except as required by applicable law). Prior to the due presentment for registration of transfer of any Note, the Owner and the Security Trustee shall deem and treat the Person in whose name any Note is registered on the Certificate Register as the absolute owner of such Note for the purpose of receiving payment of all amounts payable with respect to such Note and for all other purposes whether or not such Note shall be overdue, and neither the Owner nor the Security Trustee shall be affected by any notice to the contrary.

(i) Application of Payments. Except as otherwise expressly provided herein or in the Intercreditor Agreement, each payment of principal and interest or other amounts due in

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respect of each Note shall be distributed to the Holders thereof ratably, without priority of any one Note over any other Note in the proportion that the amount of such payment or payments then due under each Note bears to the aggregate amount of the payments then due under all Notes. Each such payment shall, except as otherwise expressly provided herein, be applied, first, to the payment of any amount (other than the principal of or interest on such Note) due in respect of such Note, second, to the payment of interest on such Note (as well as any interest on overdue principal and, to the extent permitted by law, interest and other amounts payable thereunder) due thereunder, third, to the payment of the principal of such Note then due and fourth, the balance, if any, remaining thereafter, to the payment of the principal of such Note remaining unpaid (provided that such Note shall not be subject to prepayment without the consent of the affected Holder except as permitted by Section 3(g)). The amounts paid pursuant to clause fourth above shall be applied to the installments of principal of such Note in inverse order of maturity.

(j) Market Disruption.

(i) If with respect to any Interest Period for any Aircraft:

(1) LIBOR Screen Unavailable. In the case of a Floating Rate Note, the Junior Agent determines that, by reason of circumstances affecting the London interbank market or any other applicable financial market, adequate and reasonable means do not exist for ascertaining the LIBOR screen rate for an Interest Period and that no more than one of the Reference Banks was able to provide the respective Agent with its offered quotation for US dollar deposits for a period most comparable to such Interest Period to prime banks in the relevant interbank market; or

(2) Cost of Funds. In the case of a Fixed Rate Note or a Floating Rate Note, the Majority Junior Lenders advise the Junior Agent that the LIBOR screen rate as determined in accordance with the definition thereof will not adequately and fairly reflect the cost to such Purchasers of maintaining or funding their respective Notes for any Interest Period, provided that such inadequacy is the result of circumstances affecting banks and other financial institutions participating in the relevant interbank market generally and is not directly and solely the result of a deterioration in the financial or other condition of such Purchaser,

(each, a “Market Disruption Event”), then so long as such circumstances shall continue, each affected Junior Note shall bear interest, for each Interest Period (A) in the case of subclause (1) above, at the Market Disruption Cost of Funds for such Purchaser, plus the Applicable Margin and (B) in the case of subclause (2) above, at the applicable Interest Rate (whether a Fixed Rate or a Floating Rate) at a per annum rate equal to their respective incremental cost of funds for such Interest Period over the then-current LIBOR.

(ii) Market Disruption Cost of Funds. If the provisions of this Section 3(j) are applicable, then each affected Junior Purchaser shall report, as provided in paragraph (iv) below, to the Security Trustee, the Junior Agent and the Lessee its cost of funding its share of the Junior Notes for such Interest Period, expressed as a

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percentage rate per annum (such Purchaser’s “Market Disruption Cost of Funds”). Based on the report of each affected Junior Purchaser, the Junior Agent shall calculate the weighted average (all in) interest amount (and equivalent per annum rate) due by the Owner on the applicable Junior Note for such Interest Period and provide such calculation to the Lessee and the Security Trustee.

(iii) Report as Certification. The report by any affected Junior Purchaser to the Security Trustee, the Junior Agent and the Lessee of its cost of funds for any Interest Period shall be conclusive, absent manifest error, and shall constitute a certification by such Purchaser that the interest rate so provided is an accurate, fair and non-discriminatory calculation of its treasury (or comparable) desk’s assessed funding costs which assessment has been made on a fair and non-discriminatory basis for such period relative to similarly situated issuers from which it is entitled to assess market disruption costs and does not include any mark-up, fees, overhead allocations or other amounts not constituting the interest expense-type cost of obtaining such funding.

(iv) Notice of Cost of Funds. If the provisions of this Section 3(j) are applicable, each affected Junior Purchaser shall report to the Security Trustee, the Junior Agent and the Lessee its cost of funds for each affected Interest Period as soon as practicable and, in any event, prior to the first day of such Interest Period (or promptly thereafter under circumstances where such costs of funds are generally not available to lenders similarly situated to any affected Junior Purchaser); provided that if any affected Junior Purchaser is not able to obtain deposits in the London interbank (or other relevant) market matching such Interest Period, notice of its cost of funds rate shall be provided as follows: (i) prior to the first day of such Interest Period (or promptly thereafter under circumstances where such costs of funds are generally not available to lenders similarly situated to any affected Purchaser), such Purchaser shall provide to the Security Trustee, the relevant Agent and the Owner an approximation of the cost to such Purchaser of such funding for such Interest Period; and (ii) prior to the last day of such Interest Period (or earlier, to the extent practicable if deposits of a duration longer than one day are obtained), such Purchaser shall provide to the Security Trustee, the Junior Agent and the Lessee the actual cost to such Purchaser of such funding for such Interest Period.

(v) Actual/360. All amounts payable under this Section 3(j) shall be calculated on the basis of a year of 360 days and actual number of days elapsed.

(vi) Termination of Market Disruption Event. Upon any Junior Purchaser affected by a Market Disruption Event confirming to the Security Trustee, the Junior Agent and the Lessee that the event(s) giving rise to such Market Disruption Event have ceased (which confirmation shall be provided promptly on the cessation of such event(s)), the rate of interest applicable to such Purchaser’s Junior Notes will revert to such rate of interest immediately in effect prior to the occurrence of such Market Disruption Event.

(vii) Substitute Basis for Determination of Cost of Funds. If a Market Disruption Event occurs and is continuing and the Junior Purchasers or the Lessee so requests, the Purchasers affected by such Market Disruption Event and the Lessee shall

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enter into negotiations (for a period of not more than 30 days) with a view to agreeing on a substitute basis for determining the rate of interest payable in respect of the affected Notes, provided that any alternative basis agreed shall, with the prior consent of each affected Purchaser and the Owner, be binding on such parties. If within such 30 day period each of the affected Purchasers and the Lessee agree upon a substitute basis for determining the rate of interest payable in respect of the affected Notes, such alternative basis shall be retroactive to and effective from the first day of the applicable Interest Period until and including the last day of such Interest Period. For the avoidance of doubt, during any such period of negotiation, the Owner shall be required to perform its obligations under this Section 3(j).

(viii) Prepayment of Holders affected by a Market Disruption Event. The Owner shall have the right (acting on instructions of the Lessee) but not the obligation to (x) prepay the Junior Notes of any Holder affected by a Market Disruption Event, together with accrued interest thereon and any Break Amount, or (y) direct the affected Holder to transfer such Holder’s Junior Notes to another person for a purchase price equal to the amount that would otherwise have been paid on such a prepayment.

(k) Increased Costs.

(i) Payment to Holders. The Owner shall pay directly to each Holder of a Junior Note from time to time within five Business Days of the presentation by such Holder of the certificate specified in the second sentence of Section 3(k)(iii) hereof such amounts as such Holder may reasonably determine to be necessary to compensate such Holder for any increase in actual costs that such Holder reasonably determines are attributable to its making or maintaining of its Commitment or the loans evidenced by its Junior Notes or funding arrangements utilized in connection with such loans, or any reduction in any amount receivable by such Holder hereunder in respect of any of Commitments, such loans or such arrangements (such increases in costs and reductions in amounts receivable being herein called “Increased Costs”), resulting from any Change in Law under which:

(1) Reduction of Rate of Return. Any Junior Purchaser has a reduction on its rate of return on its capital as relates to the class of assets and liabilities that includes its Commitments and loans made under this Agreement materially below that which such Purchaser would have achieved but for such Change in Law (taking into account the capital adequacy and liquidity adequacy policies developed by such Purchaser in connection with the adoption and/or implementation of the Basel II accord);

(2) Cost of Performance. A Purchaser incurs a cost as a result of such Purchaser entering into or assuming or maintaining a commitment or performing its obligations (including its obligation to participate in the making of the Loan) under this Agreement; or

(3) Costs of Funding. There is any increase in the cost to any Purchaser of funding or maintaining all or any of the loans comprised in a class of

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loans formed by or including such Purchaser’s share of the loans made or to be made by such Purchaser, including any reserve, special deposit or similar requirement assessed against assets of, deposits with or for account of, or credit extended by, such Purchaser.

(ii) Compensation for Increased Costs. Without limiting the effect of the foregoing provisions of this Section 3(k) (but without duplication), the Owner shall pay directly to each Holder of a Junior Note from time to time within five Business Days of the presentation by such Holder of the certificate specified in the second sentence of Section 3(k)(iii) hereof, such amounts as such Holder may determine to be necessary to compensate such Holder (or, without duplication, the holding company of which such Holder is a subsidiary) for any increase in costs that it determines are attributable to the maintenance by such Holder (or any lending office or such holding company) of capital or liquidity, pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful so long as compliance therewith is standard banking practice in the relevant jurisdiction) of any court or governmental or monetary authority following any Change in Law. The Holders of Junior Notes will not treat the Junior Notes any less favorably than another similarly-situated aircraft loan for any similarly situated issuer.

(iii) Notifications to Owner. Each Holder of a Junior Note shall notify the Owner of any event occurring after the date of this Mortgage entitling such Holder to compensation under paragraph (a) or (b) of this Section 3(k) as promptly as practicable after such Holder obtains actual knowledge thereof; provided that (1) such Holder shall, with respect to compensation payable pursuant to this Section 3(k) in respect of any Increased Costs resulting from such event, only be entitled to payment under this Section 3(k) for Increased Costs incurred from and after the later of (x) the Closing Date and (y) the date that is 180 days prior to the date such Holder does give such notice and (2) each Holder will use commercially reasonable efforts (at the Owner’s expense) in consultation with the Owner for up to 30 days to mitigate the amount of the Increased Costs associated with such event, including designating a different lending office for the Notes of such Holder affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Holder, result in any economic, legal or regulatory disadvantage to such Holder (other than economic disadvantages for which the Owner agrees to indemnify such Holder and which indemnity is acceptable to such Holder in its discretion acting reasonably based on its credit assessment of the Owner). Each Holder of a Junior Note will furnish to the Owner an officer’s certificate setting forth in reasonable detail (A) the events giving rise to such Increased Costs, (B) the basis for determining and allocating such Increased Costs and (C) the amount of each request by such Holder for compensation under paragraph (i) or (ii) of this Section 3(k) (subject, however, to any limitations such Holder may require in respect of disclosure of confidential information relating to its capital structure), together with a statement that the determinations and allocations made in respect of the Increased Costs comply with the provisions of this Section 3(k), including as provided in the last proviso of this paragraph (iii). Determinations and allocations by any Holder for purposes of this Section 3(k) of the effect of any Change in Law pursuant to paragraph (i) of this Section 3(k), or of the effect of capital maintained pursuant to paragraph (ii) of

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this Section 3(k), on its costs or rate of return of maintaining Notes or its funding, or on amounts receivable by it in respect of Notes, and of the amounts required to compensate such Holder under this Section 3(k), shall be conclusive absent manifest error, provided that such determinations and allocations are made on a reasonable basis and, in the case of allocations, are made fairly.

(iv) Certain Exceptions. The Owner shall not be required to make payments under this Section to any Holder of a Junior Note (1) if a claim hereunder arises through circumstances peculiar to such Holder and which do not affect commercial lenders in the same jurisdiction generally, (2) if the claim arises out of a voluntary relocation by such Holder of its lending office (it being understood that any such relocation effected pursuant to Section 3(k)(iii)(2) is not “voluntary”), (3) to the extent such claim exceeds such amount as a Holder domiciled in any Specified Jurisdiction would be entitled to claim hereunder and (4) without prejudice to the Owner’s obligations under Schedule III to this Agreement, to the extent the increase in costs or reduction in amounts receivable is as a result of Taxes imposed on such Holder or amounts payable to such Holder.

SECTION 4 Conditions Precedent.

(a) Conditions Precedent to the Effectiveness of the Commitments. It is agreed by each of the parties hereto that the respective Commitments of each Purchaser in respect of each Designated Aircraft and the effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

(i) Effectiveness Documents. The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to each Purchaser and shall be in full force and effect and executed counterparts shall have been delivered to each Purchaser and its counsel:

(1) this Agreement;

(2) the Mortgage;

(3) the Lease; and

(4) the Intercreditor Agreement.

(ii) Corporate Documents. Each Purchaser shall have received the following, in each case in form and substance satisfactory to it:

(1) Constitutional Documents of Obligors. A certified copy of the certificate of incorporation and bylaws of each Obligor and a copy of resolutions of the board of directors of such Obligor or the executive committee thereof, certified by the Secretary, an Assistant Secretary or other officer of such Obligor, duly authorizing the execution, delivery and performance by such Obligor of this Agreement and each other document required to be executed and

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delivered by such Obligor on the Delivery Date for a Designated Aircraft in accordance with the provisions hereof and thereof;

(2) Signatories of Obligors. A certificate of each Obligor as to the person or persons authorized to execute and deliver this Agreement (in the case of the Owner), the other Operative Documents to which they are a party, and any other documents to be executed on behalf of such Obligor in connection with the transactions contemplated hereby and as to the signature of such person or persons;

(3) Incumbency Certificate of Security Trustee. An incumbency certificate of the Security Trustee as to the person or persons authorized to execute and deliver this Agreement, the Mortgage, and any other documents to be executed on behalf of the Security Trustee in connection with the transactions contemplated hereby and as to the signatures of such person or persons (which may be in the form of a general “authorized signatories” certificate);

(4) Security Trustee’s Resolutions. Copy of the resolutions of the board of directors of the Security Trustee, certified by the Secretary or an Assistant Secretary of the Security Trustee, duly authorizing the transactions contemplated hereby and the execution and delivery of each of the documents required to be executed and delivered on behalf of the Security Trustee in connection with the transactions contemplated hereby (which may be in the form of general standing resolutions to carry out its business in the manner contemplated by this Agreement); and

(5) Constitutional Documents of Security Trustee. A copy of the articles of association and by-laws of the Security Trustee, each certified by the Secretary, an Assistant Secretary or other officer of the Security Trustee.

(iii) Opinions of Counsel. Such Purchaser shall have received an opinion addressed to such Purchaser, each Agent and the Security Trustee from (A) Milbank, Tweed, Hadley & McCloy, special New York counsel to the Lessee and (B) the Associate General Counsel or other duly authorized in-house counsel for the Lessee, in each case, in form and substance reasonably satisfactory to the addressees thereof.

(iv) Know Your Customer for Owner and Lessee. Such Purchaser shall have received any document reasonably requested from the Owner or Lessee (not less than five Business Days prior to the Effective Date) by such Purchaser in order for such Purchaser to satisfy any “know your customer” requirements with respect to the Owner and Lessee.

(b) Conditions Precedent to the Purchasers’ Participation in each Designated Aircraft. It is agreed by each of the parties hereto that the respective obligations of each

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Purchaser to purchase its Notes in respect of any Designated Aircraft is subject to the satisfaction prior to or on the Delivery Date for such Aircraft of the following conditions precedent:

(i) Notice of Delivery Date. Such Purchaser shall have received due notice with respect to such Delivery Date pursuant to Section 2 hereof.

(ii) International Interests. International interests in the related Airframe and Engines shall have been duly registered by FAA Counsel (which shall be the “professional user entity” (as defined in the Cape Town Convention) with respect to such Aircraft) (or any other professional user entity agreed to by the Security Trustee and the Lessee), on the International Registry with respect to (A) the international interests with respect to the related Airframe and each Engine constituted by the Mortgage and related Mortgage Supplement (incorporating the terms of the Mortgage) with the Security Trustee as creditor and the Owner as debtor, (B) the international interest with respect to the related Airframe and each Engine under the Lease and the related Lease Supplement (incorporating the terms of the Lease) with the Owner as creditor and the Lessee as debtor, (C) the assignment of international interest with respect to the related Airframe and each Engine constituted by the Mortgage and the related Mortgage Supplement (incorporating the terms of the Mortgage) (assigning the international interest under the Lease and related Lease Supplement, including an assignment of the right to discharge such international interest) with the Security Trustee as assignee and the Owner as assignor and (D) the transfer of the right to discharge with respect to Airframe and each Engine under the Lease and the related Lease Supplement with the Owner as transferor and the Security Trustee as transferee.

(iii) No Change in Law. No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities which, in the reasonable opinion of such Purchaser would make it a violation of law or regulations for such Purchaser to make its Commitment available to acquire its Note(s) or to realize the benefits of the security afforded by the Mortgage.

(iv) No Material Adverse Change. On such Delivery Date, no material adverse change in the financial condition of the Lessee shall have occurred since December 31, 2014 that would materially and adversely affect the Lessee’s ability to perform its obligations under the Operative Documents.

(v) Fees and other Payments. Each Underwriter shall have received its structuring fee specified in Section 3(e) and the Lessee shall have made the Initial Rent payment to the Manufacturer.

(vi) Certain Documents. The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to each Purchaser (acting reasonably) and shall be in full force and effect and executed counterparts shall have been delivered to such Purchaser and its counsel, provided that only such Purchaser shall receive an executed original of its Note(s) to be issued to it:

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(1) the Mortgage Supplement covering such Aircraft and dated the Delivery Date for such Aircraft;

(2) the Notes of each Class of the Series relating to such Aircraft, with Annex A for each Class of Note duly completed as provided in Section 3(a) hereof (with a CUSIP Number);

(3) the Airframe Warranties Agreement, the Consent and Agreement and the Engine Consent and Agreement, in each case, in respect of such Aircraft;

(4) the Warranty Bill of Sale and FAA Bill of Sale for such Aircraft;

(5) the NPA Supplement for the relevant Series of Notes;

(6) the Purchase Agreement Assignment for such Aircraft;

(7) the Pledge Agreement (to be delivered on the initial Delivery Date);

(8) the Lease Supplement for such Aircraft (the chattel paper original to be delivered to the Security Trustee); and

(9) if necessary, a copy of that portion of the Purchase Agreement and Engine Agreement relating to such Aircraft certified by the Secretary or an Assistant Secretary or other officer of the Owner as being a true and accurate copy of the same that relates to the Assigned Warranties and the related obligations of the Owner or a successor in interest to the Owner which has the right to exercise any such warranty.

(vii) Financing Statements. Uniform Commercial Code financing statements covering all the security interests created by or pursuant to the Lease and pursuant to the granting clause of the Mortgage that are not covered by the recording system established by the Federal Aviation Act shall have been duly prepositioned for filing on closing in all places deemed necessary or advisable in the reasonable opinion of counsel for the Purchasers, and any additional Uniform Commercial Code financing statements deemed advisable by such Purchaser shall have been duly prepositioned for filing on closing and all other action shall have been taken as is deemed necessary or advisable, in the reasonable opinion of counsel for the Purchasers, to establish and perfect the Security Trustee’s security interest in such Aircraft.

(viii) FAA Actions. All appropriate action required to have been taken by the Federal Aviation Administration, or any governmental or political agency, subdivision or instrumentality of the United States, on or prior to such Delivery Date in connection with the transaction contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on such Delivery Date in connection with the transaction

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contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on such Delivery Date.

(ix) Evidence of Title and Security Interests. On such Delivery Date, the following statements shall be true, and such Purchaser shall have received evidence satisfactory to it (including a printout of the “priority search certificates” (as defined under the Cape Town Convention) from the International Registry relating to such Aircraft (and the constituent Airframe and Engines)) to the effect that:

(1) the Owner has good title to such Aircraft and the Lessee is the registered owner of such Aircraft, free and clear of Liens other than (subject to filing and recording of the FAA Bill of Sale with the Federal Aviation Administration and the registration of a contract of sale on the International Registry between the Manufacturer as seller and the Owner as buyer with respect to the Airframe and Engines of such Aircraft) the mortgage and security and international interests created by the Mortgage and the Mortgage Supplement for such Aircraft and the lease and international interest created by the Lease and the Lease Supplement for such Aircraft;

(2) the FAA Bill of Sale, the Mortgage (if not previously filed), the Mortgage Supplement for such Aircraft, the Lease (if not previously filed) and the Lease Supplement for such Aircraft have been duly filed with the FAA for recordation (or are in form suitable for recordation and are in the process of being so filed for recordation) and there exist no Liens of record on such Aircraft;

(3) (A) the international interests with respect to the related Airframe and each Engine constituted by the Mortgage and related Mortgage Supplement (incorporating the terms of the Mortgage) shall have been (or shall be concurrently) registered with the International Registry with the Security Trustee as creditor and the Owner as debtor, (B) the international interest with respect to the related Airframe and each Engine under the Lease and the related Lease Supplement (incorporating the terms of the Lease) shall have been (or shall be concurrently) registered with the International Registry with the Owner as creditor and the Lessee as debtor, (C) the assignment of international interest with respect to the related Airframe and each Engine constituted by the Mortgage and the related Mortgage Supplement (incorporating the terms of the Mortgage) (assigning the international interest under the Lease and related Lease Supplement, including an assignment of the right to discharge such international interest) shall have been (or shall be concurrently) registered with the International Registry with the Security Trustee as assignee and the Owner as assignor and (D) the transfer of the right to discharge with respect to Airframe and each Engine under the Lease and the related Lease Supplement shall have been (or shall be concurrently) registered with the International Registry with the Owner as transferor and the Security Trustee as transferee; and there shall exist no other undischarged registered international interest with respect to the related Airframe or any Engine on the International Registry;

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(4) the Security Trustee shall have a perfected first priority Lien on the Pledged Interests;

(5) such Aircraft has a valid export certificate of airworthiness issued by the Direction générale de l’aviation civile of France;

(6) the Lessee is a U.S. Air Carrier (and such Purchaser shall have received a copy of the Lessee’s air carrier operating certificate); and

(7) the Security Trustee, as assignee of the Owner’s rights under the Lease, is entitled to the protection of Section 1110 of the United States Bankruptcy Code in connection with its right to take possession of such Aircraft in the event of a case under Chapter 11 of the United States Bankruptcy Code in which the Lessee is a debtor.

(x) Representations and Warranties. On such Delivery Date, (A) the representations and warranties of the Owner contained in Section 7 of this Agreement and the representations and warranties of the Lessee contained in Section 6(a) of the Lease shall be true and accurate as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall be true and accurate on and as of such earlier date), and (B) no event shall have occurred and be continuing which constitutes (or would, with the passage of time or the giving of notice or both, constitute) a Default Event.

(xi) Ratings Requirement. The Senior Purchasers shall have received evidence satisfactory to them that the Ratings Requirement has been satisfied.

(xii) Opinions of Counsel. Such Purchaser shall have received an opinion addressed to such Purchaser, each Agent and the Security Trustee from (A) Milbank, Tweed, Hadley & McCloy, special New York counsel to the Lessee, confirming, among other things, the statement set forth in Section 4(b)(ix)(6) hereof and (B) Morris James LLP, special counsel to the Owner and the Trust, in each case in form and substance reasonably satisfactory to the addressees thereof.

(xiii) Opinion of FAA Counsel. Such Purchaser shall have received an opinion addressed to such Purchaser, each Agent and the Security Trustee, the Lessee and the Owner from FAA Counsel, in form and substance reasonably satisfactory to the addressees thereof.

(xiv) Opinion of Airbus. Such Purchaser shall have received an opinion addressed to such Purchaser, each Agent and the Security Trustee from counsel to Airbus S.A.S., in respect of the Bills of Sale, in form and substance reasonably satisfactory to the addressees thereof.

(xv) Pledged Interest. If the Pledged Interests are certificated, the Security Trustee or its nominee shall have received the Pledged Instruments (as defined

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in the Pledge Agreement) in respect of the Pledged Interest, together with originals of the executed transfer form(s) in respect thereof.

(xvi) Certificate of Lessee. Such Purchaser shall have received a certificate signed by the President, a Vice President, the Chief Financial Officer, the General Counsel or the Treasurer of the Lessee, dated the Delivery Date for such Aircraft, addressed to such Purchaser and certifying as to the matters stated in paragraphs (x), (xvii) and (xix) of this Section 4(b).

(xvii) Insurance Certificate and Report. Such Purchaser shall have received an independent insurance brokers’ report and certificate(s) of insurance, in form and substance reasonably satisfactory to such Purchaser as to the due compliance with the terms of Section 10 of the Lease relating to insurance with respect to such Aircraft and, if applicable, a certificate, in form and substance reasonably acceptable to such Purchaser, signed by the Treasurer, Chief Financial Officer, the President, a Vice President or General Counsel of the Lessee confirming indemnification or insurance provided by the United States and evidence of such indemnification or insurance, if any.

(xviii) No Event of Loss. On such Delivery Date it shall be true that no Event of Loss (or event which with the passage of time would become an Event of Loss) with respect to such Aircraft (or constituent Airframe) or any associated Engine has occurred.

(xix) No Governmental Action. No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of such Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transaction contemplated hereby.

(xx) Know Your Customer for the Security Trustee. Such Purchaser shall have received any document reasonably requested from the Security Trustee (not less than five Business Days prior to the initial Issuance Date) by such Purchaser in order for such Purchaser to satisfy any “know your customer” requirements with respect to the Security Trustee; provided that, should the Security Trustee fail to provide any such document, or the Security Trustee fails to pass a “know your customer” test of a Purchaser, the Purchasers shall appoint a successor Security Trustee pursuant to Section 15(h).

Promptly upon the recording of the Mortgage and the Mortgage Supplement and the Lease and the Lease Supplement at the FAA covering such Aircraft pursuant to the Federal Aviation Act, the Owner will cause FAA Counsel to deliver to each Purchaser, the Lessee and the Owner an opinion as to the due and valid registration of such Aircraft in the name of the Lessee, the due recording of the FAA Bill of Sale, the Mortgage and the Mortgage Supplement covering such Aircraft and the Lease and Lease Supplement covering such Aircraft and the lack of filing of any intervening documents with respect to such Aircraft. Following the Delivery Date for such Aircraft, the Purchasers may, if required by applicable law to perfect the security interest granted

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in any Assigned Warranties, cause a huissier to serve a copy of a notice delivered on such Delivery Date to the Aircraft Manufacturer in accordance with Article 1690 of the French Civil Code.

(c) Conditions Subsequent. The following conditions shall be conditions subsequent to the issuance of any Notes Allocated To a Designated Aircraft on its Delivery Date:

(i) Airworthiness. Within two Business Days of such Delivery Date, each Purchaser shall have received evidence that such Aircraft has been duly certified as to type and airworthiness by the FAA, and the Lessee has authority to operate such Aircraft (and each Purchaser shall have received a copy of the airworthiness certificate for such Aircraft); and

(ii) Registration. Within 10 days of such Delivery Date, each Purchaser shall have received evidence that such Aircraft has been duly registered in the name of the Lessee under the Federal Aviation Act, and such Purchaser shall have received a copy of the FAA certificate of registration for such Aircraft.

Failure to satisfy these conditions subsequent within such time frame shall, on notice of the Security Trustee, constitute an automatic Event of Default.

SECTION 5 Closing Procedure.

(a) Filings with FAA. Following the Owner’s notice of the Delivery Date for any Designated Aircraft as provided in Section 2 hereof, the parties will pre-position each of the executed Mortgage and/or Mortgage Supplement and the Lease and/or Lease Supplement with FAA Counsel in Oklahoma City, Oklahoma, together with the FAA Bill of Sale (and photocopy of the Warranty Bill of Sale) for such Aircraft, the AC Form 8050-1 Aircraft Registration Application for such Aircraft in the name of the Lessee and AC Form 8050-135 FAA Entry Point Filing Form (which the parties agree shall be prepared by FAA Counsel). On the Delivery Date for a Designated Aircraft and in sufficient time to permit the closing to occur during business hours of the FAA in Oklahoma City, Oklahoma, each Purchaser will wire transfer its Commitment prior to 10:00 a.m. New York time for such Aircraft to the Security Trustee. On such Delivery Date, by conference telephone call among the Manufacturer, the Owner, the Lessee, the Purchasers (and/or their counsel acting on their behalf), each Agent, the Security Trustee and FAA Counsel, the Manufacturer will authorize the filing of the FAA Bill of Sale for such Aircraft to be delivered on such Delivery Date and the Owner will cause the ownership interest of the Airframe and each Engine associated with such Aircraft to be duly registered with the International Registry as a contract of sale and Owner will authorize the filing of each of the AC Form 8050-135 FAA Entry Point Filing Form, the AC Form 8050-1 Aircraft Registration Application, the Mortgage and/or the Mortgage Supplement and the Lease and/or Lease Supplement for such Aircraft upon receipt by the Manufacturer of the purchase price for such Aircraft and receipt by the Owner (or its order) of the proceeds from the issuance of the Notes for such Aircraft. The irrevocable authorization to FAA Counsel to date and file the FAA Bill of Sale, the AC Form 8050-135 FAA Entry Point Filing Form, the AC Form 8050-1 Aircraft Registration Application, the Mortgage and/or Mortgage Supplement and the Lease and/or Lease Supplement for such Aircraft will occur prior to the transfer of the Note for such Aircraft to or

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for account of the Owner, but the filing will not occur until the Owner’s (or its order) receipt of the funds at the designated account and the Manufacturer has released the Warranty Bill of Sale. The Note(s) will be delivered to the Purchasers and legal opinions delivered to all parties immediately following the transfer of the proceeds from the issuance of the related Notes as provided in Section 2(c).

(b) Registrations by FAA Counsel. The Owner irrevocably authorizes FAA Counsel to file with the FAA the Mortgage and/or Mortgage Supplement and the Lease and/or Lease Supplement and register the appropriate international interests and other interests described herein with the International Registry for each Designated Aircraft following the closing of the financing for such Aircraft. FAA Counsel may rely, without any further investigation, on any statement or certification by the Security Trustee that the closing of the financing for such Aircraft has occurred.

(c) Discharges in Event of Failure to Fund. If the financing for any Designated Aircraft shall fail to occur utilizing the Commitments hereunder, the Security Trustee agrees to register, at the Owner’s cost, a discharge at the International Registry of any international interest in favor of the Security Trustee in respect of the related Airframe and the Engines.

(d) International Registry Filings. Each of the parties hereto consents to the registration with the International Registry of the international interests and other interests described herein with respect to the Mortgage and each Mortgage Supplement and the Lease and each Lease Supplement, and each party hereto covenants and agrees that it will take all such action reasonably requested by the Lessee, the Owner or the Security Trustee in order to make any registrations with the International Registry, including becoming a transacting user entity with the International Registry and providing consents to any registration as may be contemplated by the Operative Documents.

SECTION 6 Extent of Interest of Holders.

No Holder shall have any further interest in, or other right with respect to, the mortgage and security interests created by the Mortgage when and if the Original Amount of and interest on all Notes in respect of all Aircraft held by such Holder and all other sums payable to such Holder hereunder, under the Mortgage and under such Notes shall have been paid in full, provided, however, to the extent, for any reason, any such sums paid to a Holder are rescinded or must otherwise be restored by such Holder, the obligations of the Owner and the security interests created by the Mortgage shall be automatically reinstated with respect to such Holder and the Security Trustee, as applicable.

SECTION 7 Representations and Warranties.

(a) Owner’s Representations and Warranties. The Owner represents and warrants that on the date hereof and on the Delivery Date for each Designated Aircraft:

(i) Existence. The Owner is a limited liability company duly organized and validly existing in good standing pursuant to the laws of the State of

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Delaware and has the power and authority to enter into and perform its obligations under this Agreement and the other Operative Documents.

(ii) No Conflict. The execution, delivery and performance of this Agreement, each of the other Operative Documents to which Owner is a party, and the execution, delivery and payment of the Notes, does not and will not: (i) contravene any provision of its constitutional documents, (ii) contravene, conflict with or violate any Applicable Law, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority; or (iii) violate or result in the breach of, or constitute a default under any indenture or other loan or credit agreement, or other agreement or instrument to which it is a party or by which it, or its property and assets, may be bound or affected. It is not in violation or breach of or default under any Applicable Law, order, writ, judgment, injunction, decree, determination or award or any contract, agreement, lease, license, indenture or other instrument to which it is a party.

(iii) Authorization. The Owner has all power necessary, and has been duly authorized, to execute and deliver this Agreement and the other Operative Documents to which it is a party. The Owner is and will continue to be duly authorized to issue notes hereunder, and Owner is and will continue to have the organizational authority to perform its obligations under this Agreement and under the other Operative Documents to which it is a party. The execution, delivery and performance by Owner of this Agreement and the other Operative Documents to which Owner is a party and the issuances hereunder do not and will not require any consent or approval of any Governmental Authority or any other Person which has not already been obtained.

(iv) Enforceability. The Operative Documents to which the Owner is a party delivered on or prior to the date hereof or such Delivery Date, as the case may be, each constitute legal, valid and binding obligations of the Owner enforceable against the Owner in accordance with the terms thereof except as such may be limited by equitable principles or applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

(v) No Pending Actions. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) is expected to have a material and adverse effect on the financial condition of the Owner or the ability of the Owner to perform its obligations under the Operative Documents.

(vi) Ownership of the Owner. The Trust is the legal and beneficial owner of all Pledged Interests (as defined in the Pledge Agreement) issued by the Owner.

(vii) Validity of Security Interests.

(1) Security Interest in the Collateral. On the relevant Delivery Date, the security interest in the Collateral created pursuant to the Mortgage and any applicable Mortgage Supplement shall have been validly created, and no action (other than the filings and actions referred to in Section 7(a)(vii)(2) and the

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related continuation statements) is required to be taken by any person in order for the full benefit of the security interest created thereby to vest in the Security Trustee on behalf of the Purchasers or in order to ensure the first priority perfected security interests of the Security Trustee for the benefit of the Purchasers in such Collateral will be maintained. The security interest in the Pledged Interest created pursuant to the Pledge Agreement has been validly created, and no action (other than the filings and actions referred to in Section 7(a)(vii)(2) and the related continuation statements) is required to be taken by any person in order for the full benefit of the security interests created thereby to vest in the Security Trustee on behalf of the Purchasers or in order to ensure the first priority perfected security interests of the Security Trustee for the benefit of the Purchasers in such Collateral will be maintained.

(2) Filings, Registrations, Etc. It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence in the United States of the Operative Documents that any of them or any other instrument be filed, recorded, registered or enrolled in any court, public office or elsewhere in the United States, except as expressly provided herein, or that any stamp, registration or similar tax be paid in the United States on or in relation to any of the Operative Documents, and no further action in the United States, including any filing or recording of any document, is necessary or permissible to establish and/or perfect Owner’s title to and interest in, and the Security Trustee’s security interests pursuant to the Operative Documents in, any Aircraft, the Lease and the other Collateral as against any Obligor and any third parties, except for (i) the filing of financing statements (and continuation statements at regular intervals) under the Uniform Commercial Code in the State of Delaware, (ii) the taking and retaining of possession by the Security Trustee of the chattel paper original of the Lease, (iii) the taking of the actions specified in Section 4(b)(ix)(3) in respect of each Aircraft (and associated Airframe and Engines) with the International Registry and (iv) the affixation of nameplates to each Airframe and each Engine.

(viii) No Defaults. There has not occurred any event which constitutes a Default, a Lease Event of Default or an Event of Default under the Mortgage which is presently continuing.

(ix) Liens on Aircraft. On the Delivery Date for a Designated Aircraft, the Owner will have good title to such Aircraft free and clear of all Liens, except the Lien of the Mortgage and the Lease. On the Delivery Date for a Designated Aircraft, such Aircraft (A) shall have a valid export certificate of airworthiness issued by the French Direction générale de l’aviation civile, (B) will have been insured by the Lessee in accordance with the terms of the Lease, will have suffered no Event of Loss and will be in the condition and state of repair required under the terms of the Mortgage and (C) will have been duly registered in the name of the Lessee under the Federal Aviation Act.

(x) Securities Compliance. Assuming the Purchasers are acquiring their Notes in the ordinary course of their commercial banking business, none of the transactions contemplated by this Agreement will violate or result in a violation of the

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Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto.

(xi) No Public Offering. Neither the Owner nor anyone acting on behalf of the Owner has directly or indirectly offered any interest in the Notes for sale to, or solicited any offer to acquire any of the same from, anyone other than the Purchasers and not more than 35 other institutions believed capable of evaluating and bearing the risks of investment in the transactions contemplated hereby.

(xii) No ERISA Violation. (v) The Owner has not engaged in any transaction in connection with which the Owner could be subjected to either a material civil penalty assessed pursuant to Section 502(i) of ERISA, or a material tax imposed by Section 4975 of the Code; (w) no material liability to the Pension Benefit Guaranty Corporation (other than liability for premiums) has been incurred by the Owner with respect to any Plan; (x) there has been no event or condition which presents a material risk of termination of any Plan by the Pension Benefit Guaranty Corporation; (y) the Owner and any affiliate (as defined below) has not committed, or does not expect to commit, a failure described in ERISA Section 303(k)(1) or Section 430(k)(1) of the Code (whether or not waived) with respect to any Plan; and (z) no material amount of “withdrawal liability,” as that term is used in Section 4201 of ERISA, has been or is expected to be incurred by the Owner nor has the Owner or any affiliate of the Owner been notified by any multi-employer plan (within the meaning of Section 3(37)(A) of ERISA) that such multi-employer plan is in reorganization or insolvency within the meaning of Section 4241 or Section 4245 of ERISA or that such multi-employer plan intends to terminate or has been terminated under Section 4041A of ERISA (for purposes of subclauses (y) and (z), the term “affiliate” shall mean any corporation or person (within the meaning of ERISA Section 3(9)) which together with the Owner and any other related entity would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

(xiii) No “Prohibited Transactions”. Assuming the accuracy of the representations set forth in Section 7(b)(ii) (and Section 5(ii) of each Assignment and Assumption Agreement, if any), the purchase and holding of the Notes will not result in a “prohibited transaction,” within the meaning of Section 406 of ERISA or Section 4975 of the Code with respect to the transactions contemplated hereby which could subject the Owner to any tax or penalty pursuant to Section 4975 of the Code or Section 502(i) of ERISA.

(xiv) Investment Company. The Owner is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

(xv) No Material Misstatement or Omission. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Owner to the Security Trustee, any Agent or any Purchaser in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to

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state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xvi) Federal Reserve Regulations. No part of the proceeds of any Note hereunder will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve, including Regulations U and X.

(xvii) Cape Town Matters. (A) The Lessee is, and the Owner will be prior to the first Delivery Date, a “transacting user entity” (as such term is defined in the Regulations of the International Registry); and each is “situated”, for the purposes of the Cape Town Convention, in the United States; (B) the Airframe and related Engines financed on such Delivery Date are “aircraft objects” (as defined in the Cape Town Convention); (C) the United States is a Contracting State under the Cape Town Convention; (D) the FAA Bill of Sale for the Airframe and/or the Warranty Bill of Sale for such Airframe and related Engines constitutes a “contract of sale” (as defined in the Cape Town Convention) and the Mortgage and the Mortgage Supplement for such Airframe and related Engines conveys an international interest in such Airframe and related Engines and assigns an international interest in the Lease and Lease Supplement with respect to such Aircraft, and the Lease and the Lease Supplement for such Aircraft constitutes an international interest in such Airframe and related Engines; (E) the obligations of the Lessee under the Lease in respect of such Airframe and related Engines are “associated rights” (as defined in the Cape Town Convention); and (F) the Owner on each Delivery Date will have the power to “dispose” (as such term is used in the Cape Town Convention) of the Airframe and related Engines financed on the Delivery Date for an Aircraft.

(xviii) AML Laws; Anti-Corruption Laws and Sanctions. None of (a) the Owner, any subsidiary or any of their respective directors or officers, or, to the knowledge of the Owner, any of their respective employees or Affiliates, or (b) to the knowledge of the Owner, any agent of the Owner or any subsidiary or other Affiliate that will act in any capacity in connection with or benefit from the credit facility established hereby, (i) is a Sanctioned Person, or (ii) is in violation of AML Laws, Anti-Corruption Laws, or Sanctions. No Notes, use of proceeds or other transaction contemplated by this Agreement will cause a violation of AML Laws, Anti-Corruption Laws or applicable Sanctions by any person participating in the transactions contemplated by this Agreement, whether as lender, issuer, agent, or otherwise. The Owner represents that, except as disclosed to each Agent and the Purchasers prior to the date hereof, neither it nor any of its subsidiaries, nor its parent company, or, to the knowledge of the Owner, any other Affiliate has engaged in or intends to engage in any dealings or transactions with, or for the benefit of, any Sanctioned Person or with or in any Sanctioned Country.

(xix) Special Purpose. The Owner has been formed for the sole purpose of negotiating, entering into and performing the transactions contemplated by the Operative Documents to which it is a party and matters reasonably incidental thereto, and since its formation, it has not entered into any transaction or conducted any business except as required or contemplated by the Operative Documents.

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(b) Representations and Warranties of the Security Trustee and Purchasers.

(i) The Security Trustee represents and warrants that:

(1) Authorization. It has all power, authority, and legal right to execute, deliver, and carry out the terms of each of the Operative Documents to which the Security Trustee is a party.

(2) Execution. It has duly authorized the execution and delivery of this Agreement and the other Operative Documents to which it is a party.

(3) No Violation. The Security Trustee’s execution and delivery of each Operative Document to which it is a party will not result in any violation of, or be in conflict with, or constitute a default under, any of the provisions of its organizational documents, or of any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, note or bond purchase agreement, license, bank loan, credit agreement, or other agreement to which it is a party or by which it is bound, and will not contravene any existing law, governmental rule or regulation of the State of Utah, any existing law, governmental rule or regulation of the United States of America which governs the Security Trustee’s banking and trust powers, judgment or order applicable to or binding on the Security Trustee.

(4) No Approvals. Neither the Security Trustee’s execution and delivery of the Operative Documents to which it is a party, nor the Security Trustee’s consummation of any of the transactions contemplated thereby, requires the consent or approval of, giving of notice to, or registration with any governmental authority.

(5) Transaction User Entity. The Security Trustee is a transacting user entity.

(ii) Purchasers’ Representations and Warranties. Each Purchaser severally represents and warrants on the date hereof and on the Delivery Date for each Designated Aircraft that:

(1) it is acquiring its interest in its Notes either (A) in the ordinary course of its general banking business or (B) for investment and not with a view to any distribution thereof that would require registration under the Securities Act of 1933, as amended, subject, however, to the disposition of its property being at all times within its control;

(2) the Operative Documents to which it is a party delivered on or prior to the date hereof or such Delivery Date, as the case may be, each constitute legal, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with the terms thereof except as such may be limited by equitable principles or applicable bankruptcy, insolvency,

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reorganization, moratorium or other similar laws affecting creditors’ rights generally; and

(3) either (i) no part of the funds to be used by it for the purchase of the Notes shall constitute “plan assets” as defined in Section 3(42) of ERISA or otherwise, nor shall its interest become “plan assets” during the period it holds the Notes or (ii) its purchase and holding of the Notes shall be covered by a prohibited transaction class exemption issued by the U.S. Department of Labor.

SECTION 8 Taxes. Tax matters are as provided in Schedule III hereto which is incorporated herein by reference.

SECTION 9 Covenants of the Owner.

(a) Notifications. The Owner shall deliver or cause to be delivered to each Purchaser such information regarding the financial condition, operations, or business of the Owner as any Purchaser may reasonably request.

(b) Litigation. The Owner will promptly give each Purchaser notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, involving the Owner or Lessee if, in the case of the Lessee, the determination of those proceedings in a manner adverse to the Lessee would have a material adverse effect on the Lessee’s ability to meet its obligations under the Operative Documents to which it is a party.

(c) Existence, Etc. The Owner shall:

(i) Status. Keep in full effect its existence as a limited liability company organized under the laws of the State of Delaware (and shall not change its jurisdiction of formation) and all of its licenses, permits, governmental approvals, rights, privileges and franchises necessary in the normal conduct of its business as now conducted or presently proposed to be conducted.

(ii) Qualification. Obtain and preserve its qualification to do business as a company or other entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the rights of the Purchasers under this Agreement or the other Operative Documents.

(iii) Compliance with Applicable Laws. Comply with (A) the provisions of its organization documents, and not amend the same without the prior written consent of the Security Trustee and (B) the requirements of all Applicable Laws to the extent that the failure to comply therewith would, in the aggregate, have a material adverse effect on the Owner’s ability to meet its obligations under the Operative Documents to which it is a party.

(iv) Records. Keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied.

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(v) Business Discussions. Permit representatives of any Purchaser to discuss its business and affairs with its officers, all to the extent reasonably requested by such Purchaser.

(d) Special Purpose. The Owner will not:

(i) have any employees earning compensation;

(ii) except for Notes and as expressly contemplated by the Operative Documents, incur or contract to incur any Indebtedness;

(iii) engage in any activity other than the execution, delivery and performance of the Operative Documents to which it is a party and activities incidental thereto, as well as ordinary housekeeping activities;

(iv) except for the acquisition of any Aircraft by the Owner, make or agree to make any capital expenditure;

(v) create or own any subsidiary;

(vi) except as provided in the Mortgage, make any investments;

(vii) declare or make any dividend payment or distribution to any owner of its Ownership Interests (as defined in the Pledge Agreement) or other equity interests, other than in respect of (A) Excluded Payments or (B) any other payments which the Owner is entitled to receive under the Mortgage; or

(viii) incur any material obligation to any third party (excluding any payment or other obligation incurred pursuant to or in the performance of the obligations under the Operative Documents).

(e) Limitation on Liens. The Owner will not create, incur, assume or suffer to exist any Lien upon the Collateral except Permitted Liens.

(f) Protection of Collateral. The Owner agrees that from time to time, at the expense of the Lessee (and the Lessee hereby agrees to pay such expenses), it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary and as may be reasonably requested by any Purchaser in order to perfect and protect any security interest granted or purported to be granted pursuant to the Security Documents (including, without limitation, to the extent applicable registrations of international interests in respect of each Airframe and Engine with the International Registry), or to enable the Security Trustee to exercise and enforce its rights and remedies under and in accordance with the provisions hereof or of the Security Documents. The Owner hereby authorizes, and will cause Lessee to authorize, each Purchaser and/or the Security Trustee to file one or more UCC financing or continuation statements, and amendments thereto, or any similar document, with respect to all or any part of the Collateral granted by the Owner or the Lessee without the signature of the Owner where permitted by Applicable Law. The Security Trustee shall prepare and file on behalf of the Owner all necessary continuation statements (or such other similar

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documents) in order to maintain the perfection of the Security Trustee’s security interest in the Collateral (taking into account whether a Mortgage Filing for any particular item was required). Without limiting the foregoing, the Owner will, upon the reasonable request of the Security Trustee or any Purchaser, take at the Lessee’s cost and expense (and the Lessee hereby agrees to pay such costs and expenses) such other reasonable action necessary or advisable to:

(i) grant more effectively the security interest in all or any portion of the Collateral;

(ii) maintain or preserve the first perfected security interest of the Security Trustee in the Collateral or carry out more effectively the purposes hereof;

(iii) perfect, publish notice of or protect the validity of the security interest in the Collateral created by the Security Documents;

(iv) perfect the Security Trustee’s interest in the applicable Aircraft and Lease under the Cape Town Convention to the extent applicable and under any international perfection standards that may be adopted after the date of this Agreement to the extent practicable and without unreasonable cost;

(v) preserve and defend its right, title and interest to the Collateral and the rights of the Purchasers and the Security Trustee in such Collateral against the claims of all Persons (other than the Purchasers or any Person claiming through any Purchaser); and

(vi) cause the Lessee to pay any and all fees, taxes and other charges payable in connection with any financing statements which are required to be filed with any applicable Governmental Authority pursuant to this Agreement or any other Operative Document.

(g) Separateness. The Owner does and will continue to do the following:

(i) prepare and maintain its own full and complete books and records separately from those of any other entity;

(ii) in all dealings with third parties and the public, identify itself by its own name as a separate and distinct entity and not identify itself as being a division or part of any other entity whatsoever;

(iii) ensure that all decisions with respect to its business and daily operations are and will be independently made by it and will not be directed or dictated by any other entity and shall maintain an arms-length relationship with all other entities;

(iv) act solely in its own name and through its own authorized officers and agents and shall ensure that all communications including invoices, purchase orders, contracts, statements, stationery, checks and applications will be made solely in its name;

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(v) ensure that its assets are and will remain separate from those of any other entity and are and will be maintained in a manner which facilitates the identification and segregation of those assets from those of any other entity whatsoever;

(vi) observe all corporate formalities and governmental requirements and make all required filings to all applicable authorities;

(vii) discharge all expenses incurred and liabilities incurred by it only out of its own funds;

(viii) ensure that its bank accounts or other accounts are kept separate from the accounts of any other person or entity;

(ix) not acquire any shares or interest in any entity; and

(x) correct any known misunderstanding regarding its separate identity.

(h) Co-operation with Rating Agency. The Owner agrees, at the cost and expense of the Lessee (provided that any such costs and expenses in excess of $150,000 shall be borne by the Senior Purchasers), to provide to any Rating Agency whose rating is being sought by such Purchaser on the Notes, such information as such Rating Agency (acting through such Purchaser) may reasonably request, and otherwise cooperate with such Purchaser to procure such a rating.

(i) IR Registrations; IDERA. The Owner shall not consent to any registrations made in respect of the Aircraft on the International Registry except those made pursuant to the Operative Documents. Owner shall not issue any irrevocable deregistration and export request authorization in favor of any Person other than the Security Trustee.

(j) Sanctions, Etc.

(i) Compliance with Anti-Corruption Laws and Sanctions. The Owner will comply with all applicable Anti-Corruption Laws, applicable AML Laws and applicable Sanctions.

(ii) Use of Proceeds. The Owner will not issue any Notes, and the Owner shall not use, and shall procure that its subsidiaries and its or their respective directors, officers, employees, Affiliates and agents shall not use, directly or indirectly, the proceeds of any Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, other Affiliate, joint venture partner or other Person, (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or AML Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or involving any goods originating in or with a Sanctioned Person or Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions by any Person

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(including any Person participating in the transactions contemplated hereunder, whether as underwriter, advisor lender, investor or otherwise).

SECTION 10 Events of Default. If one or more of the following events (herein called “Events of Default”) shall occur and be continuing:

(i) the Owner shall default in the payment of any interest on any Note on the Payment Date thereof; or

(ii) the outstanding principal amount of the Notes shall not have been paid in full by Final Legal Maturity;

THEREUPON: (A) the Security Trustee may, by notice to the Owner, terminate the Commitments and they shall thereupon terminate, (B) the Security Trustee may and, upon request of the Controlling Creditor shall, by notice to the Owner demand payment of the Termination Sum, (C) declare the principal amount then outstanding of, and the accrued interest on, the Notes and all other amounts payable by the Owner and the Lessee (under such Operative Document to which each is a party and without duplication) hereunder and under the Notes to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Owner and (D) exercise any or all of the remedies set forth in Article V to the Mortgage.

For the avoidance of doubt, the failure to pay interest on any Note that converts to principal as provided in Section 3.2(d) hereof shall be deemed not to be a default in payment of interest for the purposes of clause (i) of this Section 10.

SECTION 11 Notices.

All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by facsimile, or by prepaid courier service, and shall be effective upon receipt.

Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 11, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) as follows: (a) if to the Owner or the Security Trustee, to the respective addresses set forth in Section 6.06 of the Mortgage; (b) if to a Purchaser, to the address set forth on Schedule I hereto; or (c) if to any subsequent Holder, addressed to such Holder at its address set forth in the Certificate Register maintained pursuant to the Mortgage.

SECTION 12 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the law of the State of New York, including all matters of construction, validity and performance.

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(b) Submission to Jurisdiction. Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Operative Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Operative Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Operative Document against another party or its properties in the courts of any jurisdiction.

(c) Forum. Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11. Nothing in this Agreement or any other Operative Document will affect the right of any party to this Agreement or any other Operative Document to serve process in any other manner permitted by law.

(e) Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 13 Invoices and Payment of Expenses.

The Security Trustee, each Agent and the Purchasers shall promptly submit to the Owner for its prompt approval copies of invoices of the Transaction Expenses (as defined below) as they are received. The Owner agrees to pay Transaction Expenses promptly upon receipt of invoices of such Transaction Expenses. For the purposes hereof, “Transaction Expenses” means (i) with respect to the preparation, negotiation, execution and delivery of this Agreement and the

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closing or anticipated closing of a Designated Aircraft on the Delivery Date for such Aircraft, the reasonable fees, and out-of-pocket expenses and disbursements of FAA Counsel, of Vedder Price P.C., special counsel to the Purchasers and the Rating Agency, (ii) all fees, taxes and other charges payable in connection with the recording or filing of instruments and financing statements, or registration of any international interest with the International Registry, (iii) the Underwriters’ and each other Purchaser’s reasonable out-of-pocket travel expenses relating to the negotiation and closing of this transaction, and (iv) the Security Trustee’s fee as separately agreed; provided the Transaction Expenses of a Purchaser which (a) fails to fund any Note notwithstanding the satisfaction of the applicable conditions precedent or (b) fails to obtain all necessary credit approvals required for the transactions contemplated by this Agreement, shall not be subject to reimbursement.

SECTION 14 Successors and Assigns; Notes.

(a) Benefits. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns including each successive holder of any Note(s) issued and delivered pursuant to this Agreement or the Mortgage whether or not an express assignment to any such holder of rights under the Agreement has been made.

(b) Assignments by Owner. The Owner may not assign any of its rights or obligations under this Agreement or the other Operative Documents except to the extent expressly provided thereby or with the consent of all of the Purchasers and the Lessee.

(c) Assignments by Purchasers. No Senior Purchaser may assign its Commitment, in whole or in part, without the prior written consent of the Lessee. No Junior Purchaser may assign its Commitments and/or Notes, in whole or in part, prior to June 23, 2015. Thereafter, the Senior Purchaser may assign its Notes (but not its Commitments) and the Junior Purchaser may assign its Commitments and/or Notes (A) without the prior written consent of the Lessee or the Owner to any Permitted Transferee and (B) with the consent of the Lessee (which consent shall not be unreasonably withheld or delayed) to any other Person. Any such assignment shall be subject to the following terms:

(i) it shall be effected pursuant to an agreement substantially in the form of the Assignment and Assumption Agreement;

(ii) it shall be in a minimum principal amount of $5,000,000 (in the case of Senior Notes); and $2,000,000 (in the case of Junior Notes); and

(iii) there shall be no more than four Senior Purchasers per Aircraft in the aggregate for the Senior Notes after giving effect to such assignment.

Notwithstanding anything to the contrary set forth herein, no assignment or other transfer hereunder shall (1) require the Owner or the Lessee as a result thereof to pay any greater amount hereunder than the assignor or transferor Purchaser was entitled to hereunder or (2) otherwise increase the obligations of the Owner or the Lessee under any Operative Document by reference to the laws in effect at the time of the assignment or transfer. Subject to Section 2(a), effective upon the assignment of any Commitment, the assigning Purchaser shall be relieved of its

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obligations in respect of such Commitment to the extent the assignee thereof shall have become obligated in respect thereof. Neither the Owner nor the Lessee shall be liable for any costs, fees or expenses in connection with any assignment or transfer of Commitments or Notes, except if an Event of Default shall have occurred and be continuing, the Owner shall be liable for any associated legal expenses reasonably incurred.

In addition, an assignee of any Junior Purchaser may be designated as a Special Junior Lender in the applicable Assignment and Assumption Agreement; provided that, if either (x) such assignee has been assigned Junior Notes representing more than one-half of the aggregate outstanding principal amount of the Junior Notes of all Series, in the aggregate or (y) such assignment shall have been effected after the date that is the six-month anniversary of the delivery date of the later of (A) the last Aircraft financed hereunder or (B) the last Other Aircraft financed under the Other Facility Agreement, then, in either such case, such designation shall be subject to the prior written consent of the Owner.

(d) Registration, Transfer and Exchange of Notes. The Security Trustee agrees with the Owner that the Security Trustee shall keep a register (herein sometimes referred to as the “Certificate Register”) in which provision shall be made for the registration of the Notes of each Class and the registration of transfers of the Notes of such Class and Series. Prior to the due presentment for registration of the transfer of any Note, the Owner and the Security Trustee shall deem and treat the person in whose name such Note is registered on the Certificate Register as the absolute owner of such Note, and the Holder for the purpose of receiving payment of all amounts payable with respect to such Note, and for all other purposes whether or not such Note is overdue, and neither the Owner nor the Security Trustee shall be affected by notice to the contrary. The Certificate Register shall be kept at the Payment Office of the Security Trustee or at the office of any successor Security Trustee, and the Security Trustee is hereby appointed “Certificate Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. Subject to the terms and conditions of Section 14(c), upon surrender for registration of transfer of any Note of any Class and Series at the Payment Office and upon delivery by the Security Trustee to the Owner of such surrendered Note, the Owner shall execute, and the Security Trustee shall deliver, in the name of the designated transferee or transferees, one or more new Notes of a like aggregate principal amount, Class and Series. At the option of the Holder, its Notes of any Class and Series may be exchanged for other Notes of such Class and Series of any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at the Payment Office. Each new Note issued upon transfer or exchange shall be in a principal amount of at least (i) $5,000,000 (in the aggregate), in the case of the Senior Notes and (ii) $2,000,000 (in the aggregate), in the case of the Junior Notes (except as may be necessary to evidence the entire outstanding principal amount of a Note) and dated the Delivery Date. Whenever any Notes are so surrendered for exchange, the Owner shall execute and deliver the Notes which the Holder making the exchange is entitled to receive. Each Holder may also assign to any assignee an interest in any Note held by it and the Security Trustee shall, upon receipt of a written request of such assignee, accompanied by such proof of such assignment as the Security Trustee may reasonably require, register in the name of such assignee such interest in such Note and thereafter such assignee shall be a Holder for all purposes of the Operative Documents (subject to any limitations in the instrument of assignment). All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Owner evidencing the same respective obligations, and entitled to the

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same security and benefits under this Mortgage, as the Notes surrendered upon such registration of transfer or exchange. Every Note presented or surrendered for registration of transfer or exchange, shall (if so required by the Security Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Security Trustee duly executed by the Holder thereof or his attorney duly authorized in writing, and the Security Trustee may require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act and the securities laws of any applicable state. The Security Trustee shall make a notation on each new Note or Notes of the amount of all payments of principal previously made on the old Note or Notes with respect to which such new Note is issued and the date to which interest accrued on such old Note or Notes has been paid and the extent, if any, to which any interest therein has been subject to a registered assignment. The Security Trustee shall not be required to register the transfer of or exchange any surrendered Notes as above provided during the five calendar day period preceding the due date of any payment on such Notes. Any Holder may transfer any or all of its Notes to any Permitted Transferee subject to the terms of Section 14(c). The Owner and the Security Trustee shall treat the Person in whose name each Note is registered on the Certificate Register as the Holder with respect thereto for all purposes hereof until due presentment for registration of transfer as provided in this Section 14(d). The Security Trustee shall give the Owner and each Holder notice of such transfer of a Note under this Section 14(d).

(e) Mutilated, Destroyed, Lost or Stolen Notes. If any Note shall become mutilated, destroyed, lost or stolen, the Owner shall, upon the written request of the affected Holder, execute and deliver in replacement thereof, a new Note of a like Class and Series, in the same principal amount, dated the date of such Note and designated as issued under this Mortgage. If the Note being replaced has become mutilated, such Note shall be surrendered to the Security Trustee and the original thereof shall be furnished to the Owner by the Security Trustee. If the Note being replaced has been destroyed, lost or stolen, the affected Holder shall furnish to the Owner and the Security Trustee such security or indemnity as may be reasonably required by them to hold the Owner and the Security Trustee harmless and evidence satisfactory to the Owner and the Security Trustee of the destruction, loss or theft of such Note and of the ownership thereof; provided, however, that if the affected Holder is an original party to the Note Purchase Agreement or an Affiliate thereof, the written notice of such destruction, loss or theft and such ownership and the written undertaking of such Holder delivered to the Owner and the Security Trustee to hold harmless the Owner and the Security Trustee in respect of the execution and delivery of such new Note shall be sufficient evidence, security and indemnity.

(f) Payment of Expenses on Transfer. Upon the issuance of a new Note or new Notes pursuant to Section 14(d) or 14(e), the Owner and/or the Security Trustee may require from the party requesting such new Note or Notes payment of a sum sufficient to reimburse the Owner and/or the Security Trustee for, or to provide funds for, the payment of any tax or other governmental charge in connection therewith or any charges and expenses connected with such tax or other governmental charge paid or payable by the Owner or the Security Trustee.

SECTION 15 The Agents; the Security Trustee.

(a) Appointment, Powers and Immunities. Each Senior Purchaser hereby irrevocably appoints and authorizes New York Life Insurance Company to act as Senior Agent

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hereunder and under the other Operative Documents with such powers as are specifically delegated to the Senior Agent by the terms of this Agreement and of the other Operative Documents, together with such other powers as are reasonably incidental thereto, and New York Life Insurance Company accepts such appointment. Each Junior Purchaser hereby irrevocably appoints and authorizes Investec Bank plc to act as Junior Agent hereunder and under the other Operative Documents with such powers as are specifically delegated to the Junior Agent by the terms of this Agreement and of the other Operative Documents, together with such other powers as are reasonably incidental thereto, and Investec Bank plc accepts such appointment. Each Agent (which term as used in this sentence and in Section 15(e) and the first sentence of Section 15(f) hereof shall include reference to such Agent and its affiliates and such Agent’s and its affiliates’ officers, directors, employees and agents): (i) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Operative Documents, and shall not by reason of this Agreement or any other Operative Document be a trustee for any Purchaser; (ii) shall not be responsible to the Purchasers for any recitals, statements, representations or warranties contained in this Agreement or in any other Operative Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Operative Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Operative Document or any other document referred to or provided for herein or therein or for any failure by the Owner or any other Person to perform any of its obligations hereunder or thereunder; (iii) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Operative Document; and (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Operative Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. Each Agent may employ agents and attorneys in fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys in fact selected by it in good faith.

(b) Reliance by Agent. Each Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent. As to any matters not expressly provided for by this Agreement or any other Operative Document, each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Controlling Creditor or all of the Purchasers as is required in such circumstance, and such instructions of such Purchasers and any action taken or failure to act pursuant thereto shall be binding on all of the Purchasers.

(c) Non-Receipt of Funds by the Agents. Unless an Agent shall have been notified by a Purchaser or the Owner (the “Payor”) prior to the date on which the Payor is to make payment to such Agent of (in the case of a Purchaser) the proceeds of a Note to be made by it hereunder or (in the case of the Owner) a payment to such Agent for account of one or more of the Purchasers hereunder (such payment being herein called the “Required Payment”), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to such Agent, such Agent may assume that the Required Payment has been made and

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may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if the Payor has not in fact made the Required Payment to such Agent, the recipient(s) of such payment shall, on demand, repay to such Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by such Agent until the date such Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, such Agent shall be entitled to recover such amount, from the Payor, together with interest as aforesaid.

(d) Defaults. Neither Agent shall be deemed to have knowledge or notice of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on Notes) unless such Agent has received notice from a Purchaser or the Owner specifying such Event of Default and stating that such notice is a “Notice of Default”. In the event that such Agent receives such a notice of the occurrence of an Event of Default, such Agent shall give prompt notice thereof to the Purchasers (and shall give each Purchaser prompt notice of each such non-payment). Each Agent shall take such action with respect to such Event of Default as shall be directed by the Controlling Creditor, provided that, unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interest of the Purchasers except to the extent that the Mortgage expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Controlling Creditor or all of the Purchasers.

(e) Indemnification. The Senior Purchasers agree to indemnify the Senior Agent ratably in accordance with their respective Senior Notes (or, prior to the issuance of the Senior Notes, their respective Senior Commitments), and the Junior Purchasers agree to indemnify the Junior Agent ratably in accordance with their respective Junior Notes (or, prior to the issuance of the Junior Notes, their respective Junior Commitments), in each case for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against such Agent (including by any Purchaser) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Operative Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Purchaser shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of such Agent.

(f) Non Reliance on Agents and Other Purchasers. Each Purchaser agrees that it has, independently and without reliance on either Agent or any other Purchaser, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Owner and its own decision to enter into this Agreement and the other Operative Documents to which it is or is to be a party and that it will, independently and without reliance upon either Agent or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Neither Agent shall be required to keep itself informed as to the performance or observance by the Owner of this Agreement or any of the other Operative Documents or any other document referred to or provided for herein or therein or to inspect the

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properties or books of the Owner. Except for notices, reports and other documents and information expressly required to be furnished to the Purchasers by such Agent hereunder, neither Agent shall have any duty or responsibility to provide any Purchaser with any credit or other information concerning the affairs, financial condition or business of Owner (or any of its affiliates) that may come into the possession of such Agent or any of its affiliates.

(g) Failure to Act. Except for action expressly required of an Agent hereunder and under the other Operative Documents, such Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Purchasers of their indemnification obligations under Section 15(e) hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

(h) Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by giving notice thereof to the Purchasers and the Owner. Upon any such resignation of the Senior Agent, the Majority Senior Holders shall have the right to appoint a successor Senior Agent which shall be, so long as no Event of Default has occurred and is continuing, reasonably acceptable to the Lessee, and upon any such resignation of the Junior Agent, the Majority Junior Holders shall have the right to appoint a successor Junior Agent which shall be, so long as no Event of Default has occurred and is continuing, reasonably acceptable to the Lessee. If no successor Agent shall have been so appointed by the Majority Senior Holders or the Majority Junior Holders, as the case may be, and shall have accepted such appointment within 30 days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Purchasers, appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After the retiring Agent’s resignation hereunder as Agent, the provisions of this Section 15 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. The Owner consents to any change in the identity of such Agent on the International Registry as a result of the appointment of a successor Agent pursuant to this Section 15(h), and if required by the International Registry to reflect such change, will provide its further consent thereto.

(i) Consents under Operative Documents. Subject to Section 4.01 of the Mortgage, no Agent may, without the prior consent of the Controlling Creditor, consent to any modification, supplement, waiver, amendment or take any other action under any of the Operative Documents, or otherwise grant its consent, approval or waiver of any matter hereunder or under the Mortgage, provided that, without the prior consent of each Purchaser, such Agent shall not (except as provided herein or in the Operative Documents) release any collateral or otherwise terminate any Lien under any Operative Document providing for collateral security, or agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Operative Document), except that no such consent shall be required, and such Agent is hereby authorized, to release any Lien covering property which is the subject of a disposition of property permitted hereunder or under any other Document or to which the Controlling Creditor has consented.

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(j) The Security Trustee.

(i) Appointment, Powers and Immunities. Each Purchaser hereby irrevocably appoints and authorizes Bank of Utah, and Bank of Utah hereby accepts such appointment, to act as its Security Trustee hereunder and under the other Operative Documents with such powers as are specifically delegated to the Security Trustee by the terms of this Agreement, of the other Operative Documents, together with such other powers as are reasonably incidental thereto. The Security Trustee (which term as used in this sentence and in Section 15(j)(v) and the first sentence of Section 15(j)(vi) shall include reference to its affiliates and its own and its affiliates’ officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Operative Documents, and shall not by reason of this Agreement or any other Operative Document be a trustee for any Purchaser; (b) shall not be responsible to the Purchasers for any recitals, statements, representations or warranties contained in this Agreement, in any other Operative Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, any other Operative Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note, any other Operative Document or any other document referred to or provided for herein or therein or for any failure by the Owner or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Operative Document; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder, under any other Operative Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Security Trustee may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Security Trustee may deem and treat the payee of any Note as the Holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed, together with the consent of the Lessee to such assignment or transfer (to the extent provided in Section 14(c)).

(ii) Reliance by Security Trustee. The Security Trustee shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy or e-mail) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Security Trustee. As to any matters not expressly provided for by this Agreement or any other Operative Document, the Security Trustee shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Controlling Creditor or, if provided herein, in accordance with the instructions given by the Controlling Creditor or all of the Purchasers as is required in such circumstance, and such instructions of such Purchasers and any action taken or failure to act pursuant thereto shall be binding on all of the Purchasers.

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(iii) Defaults. The Security Trustee shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default (other than the nonpayment of principal of or interest on Notes) unless the Security Trustee has received notice from a Purchaser or the Owner specifying such Default or Event of Default and stating that such notice is a “Notice of Default.” In the event that the Security Trustee receive such a notice of the occurrence of a Default or Event of Default, the Security Trustee shall give prompt notice thereof to the Purchasers (and shall give each Purchaser prompt notice of each such nonpayment) and, if such Notice of Default is received from a Purchaser, to the Owner and the Lessee, provided that the failure to do so shall not affect the obligations of any Obligor under any Operative Document. The Security Trustee shall (subject to Section 15(j)(vi)) take such action with respect to such Default or Event of Default as shall be directed by the Controlling Creditor, provided that, unless and until the Security Trustee shall have received such directions, the Security Trustee may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Purchasers except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Controlling Creditor, or all of the Purchasers.

(iv) Indemnification. The Purchasers agree to indemnify the Security Trustee ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Security Trustee (including by any Purchaser) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement, any other Operative Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Purchaser shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

(v) Non-Reliance on Other Purchasers. Each Purchaser agrees that it has, independently and without reliance on the Security Trustee or any other Purchaser, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Obligors and each of their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Security Trustee or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Security Trustee shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement, any of the other Operative Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Owner or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Purchasers by the Security Trustee hereunder, the Security Trustee shall not have any duty or responsibility to provide any Purchaser with any credit or other information concerning the affairs, financial condition or

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business of the Owner or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Security Trustee or any of its affiliates.

(vi) Failure to Act. Except for action expressly required of the Security Trustee hereunder and under the other Operative Documents, the Security Trustee shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Purchasers of their indemnification obligations under Section 15(j)(iv) hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

(vii) Resignation or Removal of Security Trustee. Subject to the appointment and acceptance of a successor Security Trustee as provided below, (i) the Security Trustee may resign at any time and (ii) the Controlling Creditor may remove the Security Trustee, in each case by giving notice thereof to the Purchasers and the Owner. Upon any such resignation or removal, the Controlling Creditor shall have the right to appoint a successor Security Trustee, provided that, so long as no Event of Default has occurred and is continuing, such successor Security Trustee is reasonably satisfactory to the Lessee. If no successor Security Trustee shall have been so appointed by the Controlling Creditor and shall have accepted such appointment within 30 days after the retiring Security Trustee’s giving of notice of resignation, then, in the case of a resigning Security Trustee, the retiring Security Trustee may, on behalf of the Purchasers, appoint a successor Security Trustee, provided that such successor Security Trustee is reasonably satisfactory to the Owner. Upon the acceptance of any appointment as Security Trustee hereunder by a successor Security Trustee, such successor Security Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Security Trustee, and the retiring or removed Security Trustee shall be discharged from its duties and obligations hereunder. After any Security Trustee’s resignation or removal hereunder as Security Trustee, the provisions of this Section 15(j) shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Security Trustee.

(viii) Representations and Warranties of the Security Trustee. The Security Trustee represents and warrants on each Issuance Date as follows:

(1) it is a bank duly organized and validly existing under the laws of the State of Utah, and it has all requisite power and authority to enter into and perform its obligations under this Agreement and each other Operative Document to which it is a party or will become a party and to carry out the transactions contemplated hereby and thereby;

(2) neither the execution and delivery of this Agreement and each other Operative Document executed or to be executed by it, the performance of its obligations hereunder or thereunder, nor its consummation of the transactions contemplated hereby or thereby will conflict with or result in any breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the Aircraft or any other part of the Collateral under the laws of the

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State of Utah or federal laws of the United States governing its banking or trust powers not related to the ownership, operation or maintenance of the Aircraft, its memorandum and articles of association or any indenture, charge, debenture, mortgage, deed or other instrument or agreement to which it is a party or by which it may be bound or to which any of its property or assets may be subject;

(3) the execution, delivery and performance of this Agreement and each other Operative Document executed or to be executed by it have been duly authorized by all necessary corporate action of it. Assuming due authorization, execution and delivery by the other parties hereto and thereto, this Agreement and each other Operative Document executed or to be executed by it constitutes, or upon execution and delivery will constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms;

(4) the execution and delivery by it of this Agreement and each other Operative Document executed or to be executed by it and the performance of its obligations hereunder and thereunder do not require any approval or consent of any stockholder, trustee or holder of any of its indebtedness or other obligations, other than such approvals or consents as have heretofore been obtained; and

(5) there are no pending or, to its knowledge, threatened suits or proceedings against it or affecting it or its properties that, if determined adversely, would materially adversely affect its ability to perform its obligations under this Agreement and each other Operative Document executed or to be executed by it.

(ix) Lease Obligations. The Security Trustee agrees to comply with the obligations under the Lease stated to be for its account.

(k) Representations and Warranties of the Senior Purchasers. Each original Senior Purchaser (and each investment advisor signing on behalf of such original Senior Purchaser) and each other Senior Purchaser (and each investment advisor signing on behalf of each other Senior Purchaser) from time to time, by its acceptance of a Note, represents and warrants to the Owner and the Security Trustee that:

(i) This Agreement has been duly authorized, executed and delivered by a person who is duly authorized to execute and deliver this Agreement on its behalf. Each Senior Purchaser (and each investment advisor signing on behalf of a Senior Purchaser) when acting on behalf of its accounts, has been duly authorized and empowered by its accounts to enter into and perform its obligations under this Agreement.

(ii) It is both a QIB and an “accredited investor” within the meaning of Regulation D under the Securities Act.

(iii) It is not purchasing the Notes as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper,

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magazine, website or similar media or broadcast over television, radio or internet, or presented at any seminar or general meeting, or any solicitation by any person not previously known to it.

(iv) It acknowledges that (i) the Notes have not been registered under the Securities Act or any other applicable securities law and are being offered for sale to such Senior Purchasers in reliance upon the private offering exemption contained in Section 4(b) of the Securities Act and Rule 506 of Regulation D thereunder and (ii) the Owner does not have an intention or obligation to register the Notes. No person may offer, sell or otherwise transfer the Notes except in compliance with the registration requirements of the Securities Act or any other applicable securities law, pursuant to an exemption therefrom, or in a transaction not subject thereto, and in each case in compliance with the conditions for transfer set forth in Section 14(c) hereof.

(v) It (and for each account for which it is acquiring the Notes) has carefully reviewed any disclosure documents used in the offering of the Notes and has been furnished with all other materials that it considers relevant to an investment in the Notes, has had a full opportunity to ask questions of and receive answers from the Owner or any person or persons acting on behalf of the Owner concerning the terms and conditions of an investment in the Notes and no statement which is contrary to the disclosure documents has been made or given to it by or on behalf of the Owner; and that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any other person, except for the statements, representations and warranties contained in this Agreement.

(vi) It acknowledges that the Notes will bear a legend to the following effect unless otherwise agreed by the Owner and the Holder thereof:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF REPRESENTS THAT IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) or (7) of REGULATION D UNDER THE SECURITIES ACT.

(vii) It acknowledges that the preceding restrictions apply to holders of beneficial interests in the Notes as well as to Holders of the Notes.

(viii) It acknowledges that the Security Trustee will not be required to accept for registration or transfer any Notes acquired by it, except upon presentation of

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evidence satisfactory to the Owner and the Security Trustee that the restrictions set forth in Section 14(c) hereof been complied with and it agrees that it will give to each person to whom it transfers Notes notice of any restrictions on transfers of such Notes.

(ix) It acknowledges that the Owner, the other Obligors, the Security Trustee and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements in this Section 15(k) and agree that if any of the acknowledgements, representations and agreements in this Section 15(k) deemed to have been made by its purchase of the Notes are no longer accurate, it shall promptly notify the Owner and the Security Trustee. If it is acquiring the Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the acknowledgements, representations and agreements in this Section 15(k) on behalf of each account and that each such investor account is eligible to purchase the Notes.

SECTION 16 Miscellaneous.

(a) Section 1110 Compliance. Notwithstanding any provision herein or elsewhere contained to the contrary, it is understood and agreed among the parties hereto that the transactions contemplated by this Agreement, and the other Operative Documents are expressly intended to be, shall be and should be construed so as to be, entitled to the full benefits of 11 U.S.C. Section 1110, as amended from time to time, and any successor provision thereto.

(b) Survival of Agreements. The representations, warranties, indemnities and agreements of the Owner, the Security Trustee and each Purchaser provided for in this Agreement and each party’s obligations under any and all thereof, shall survive the expiration or other termination of this Agreement or any other Operative Document, except as expressly provided herein or therein.

(c) Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party or parties thereto.

(d) No Liability of Purchasers. No Purchaser shall have any obligation or duty to the Owner, or to other Persons with respect to the transactions contemplated hereby except those obligations or duties of such Purchaser expressly set forth in this Agreement and the other Operative Documents and no Purchaser shall be liable for performance by any other party hereto of such other party’s obligations or duties hereunder. Without limitation of the generality of the foregoing, under no circumstances whatsoever shall any Purchaser be liable to the Owner for any action or inaction on the part of the Security Trustee in connection with the transactions contemplated herein, whether or not such action or inaction is caused by willful misconduct or gross negligence of the Security Trustee.

(e) Approvals by Purchasers. Any reference herein to an approval, consent or waiver to be given by the Purchasers shall be deemed hereunder to be an approval, consent or

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waiver, as the case may be, if the Controlling Creditor approves, consents or waives, as the case may be.

(f) Non-Disclosure of Purchase Agreement. The Purchasers agree that they shall not disclose to any person (other than its legal counsel) the terms of the Purchase Agreement or the Consent and Agreement, except (i) as required by applicable law or governmental regulations, (ii) to their respective auditors, counsel or bank examiners, (iii) in connection with any legal proceedings arising from the Consent and Agreement or the Purchase Agreement, or (iv) with the prior written consent of the Manufacturer, such consent not to be unreasonably withheld or delayed. This paragraph is for the benefit of the Manufacturer who is a third party beneficiary of this Section 16(f).

(g) Confidentiality. Each of the Purchasers and the Security Trustee covenants and agrees to keep confidential, and not to disclose to any third parties, all non-public information received by it from the Owner pursuant to the Operative Documents, including any insurance report received pursuant to Section 10 of the Lease, provided that such information may be made available:

(1) to prospective and permitted transferees of a Purchaser’s Notes or the Security Trustee’s respective interest in an Aircraft, who agree to hold such information confidential,

(2) to any Holder’s counsel or independent certified public accountants, independent insurance advisors, any Rating Agency from whom a rating for the Notes is sought or is outstanding or other agents who agree to hold such information confidential,

(3) as may be required by applicable law or by any statute, court or administrative order or decree or governmental ruling or regulation (or, in the case of any Holder, to any bank examiner or other regulatory personnel) or

(4) as may be necessary for purposes of enforcement of any Operative Document.

Notwithstanding the foregoing, the legal obligations of confidentiality hereunder do not extend to the U.S. federal or state tax structure or the U.S. federal or state tax treatment of this transaction. If any U.S. federal or state tax analyses or materials are provided to any party, such party is free to disclose any such analyses or materials without limitation.

(h) Quiet Enjoyment. The Security Trustee, each Agent and each Purchaser each agrees that neither it nor any Person claiming by, through or under it shall take or cause to be taken any action in violation of the Lessee’s or any Permitted Sublessee’s right to possession, use and quiet enjoyment of each Aircraft so long as no Event of Default shall have occurred and be continuing under the Lease.

*        *        *

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IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

VX 2015 LLC, as Owner By VX 2015 TRUST, its Manager, By Delaware Trust Company, not in its individual capacity but solely as Trustee

By:	/s/ Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

BANK OF UTAH, as Security Trustee

By:	/s/ Arge Feotis
Its:	Arge Feotis – Asst. Vice President

NEW YORK LIFE INSURANCE COMPANY, as a Senior Purchaser

By:	/s/ Edward J. Fitzgerald
Its:	Edward J. Fitzgerald – Vice President

By:
Its:

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NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION, as a Senior Purchaser By: NYL Investors LLC, its Investment Manager

By	/s/ Edward J. Fitzgerald
Name:	Edward J. Fitzgerald
Title:	Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30-C), as a Senior Purchaser By: NYL Investors LLC, its Investment Manager

By:	/s/ Edward J. Fitzgerald
Name:	Edward J. Fitzgerald
Title:	Managing Director

NEW YORK LIFE INSURANCE COMPANY, as Senior Agent

By:	/s/ Edward J. Fitzgerald
Its:	Edward J. Fitzgerald – Vice President

By:
Its:

INVESTEC BANK PLC, as a Purchaser

By:	/s/ Oliver Tagg
Its:	Oliver Tagg – Authorised Signatory

By:	/s/ Celia Britt
Its:	Celia Britt – Authorised Signatory

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INVESTEC BANK PLC, as Junior Agent

By:	/s/ Oliver Tagg
Its:	Oliver Tagg – Authorised Signatory

By:	/s/ Celia Britt
Its:	Celia Britt – Authorised Signatory

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APPENDIX A

DEFINITIONS AND RULES OF USAGE

(a) Unless a contrary indication appears, a reference in this Agreement to:

(i) the “agreed form” of any Operative Document means the form of such Operative Document which on the date hereof has been agreed by the Lessee and the Security Trustee (acting on the instructions of the Purchasers);

(ii) any “applicable law” means (a) applicable laws, statutes, decrees, decree laws, acts, codes, regulations, legislation, treaties, conventions and similar instruments and, in respect of any of the foregoing, unless the context otherwise requires, any instrument passed in substitution therefor or for the purposes of consolidation thereof with any other instrument or instruments, in each case, unless the context otherwise requires, as amended, modified, varied or supplemented from time to time, (b) applicable final judgments, orders, determinations or awards of any court from which there is no right of appeal or if there is a right of appeal such appeal is not prosecuted within the allowable time and (c) applicable orders, guidelines, notices, guidance, rules and regulations of any state or government or any government entity, in each case having the force of law;

(iii) any person includes its and any subsequent successors in title, permitted assigns and permitted transferees;

(iv) “assets” includes present and future properties, revenues and rights of every description;

(v) “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi) an “Operative Document” or any other agreement or instrument is a reference to that Operative Document or other agreement or instrument as amended, supplemented or novated in accordance with the terms thereof and of this Agreement or any other Operative Document, together with all exhibits, schedules and other attachments thereto;

(vii) a “regulation” includes any regulation, rule or official directive (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organization;

(viii) a reference to a “Schedule” is a reference to such Schedule as it may be amended from time to time in accordance herewith;

(ix) unless the context shall otherwise require, a provision of law is a reference to that provision as amended or reenacted; and

APPENDIX A

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(x) a time of day is, unless stated otherwise, a reference to New York time.

(b) Section and Schedule headings are for ease of reference only.

(c) Unless a contrary indication appears, a term used in any other Operative Document or in any notice given under or in connection with any Operative Document has the same meaning in that Operative Document or notice as in this Agreement.

DEFINED TERMS

“Additional Insured(s)” means the Lessor, the Lessor Parent, DTC, the Security Trustee and the Holders.

“Affected Person” means, (i) the Owner, (ii) any subsidiary of the Owner, (iii) any Affiliate of the Owner (other than any Person that is an Affiliate of the Owner solely by reason of its ownership of shares of the Owner), or (iv) any officer, director, trustee or agent of the Owner or such subsidiary or such Affiliate that will act in any capacity with respect to this Agreement.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or under common control with, such Person. The term “control” means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” or “Agents” means either or both, as the context may require, of the Senior Agent and the Junior Agent.

“Aircraft” means the Airframe together with the two Engines referenced in a Mortgage Supplement delivered in connection with a Designated Aircraft, including buyer furnished equipment, whether or not such Engines are installed on the Airframe or any other airframe, and, where the context permits, all logs, manuals and data and inspection, modification and overhaul records required to be maintained with respect to the foregoing property.

“Aircraft Related Agreement” means, for any Aircraft, its Bills of Sale, Purchase Agreement and Purchase Agreement Assignment.

“Airframe” means: (i) the Airbus A320-200 aircraft (excluding Engines or engines from time-to-time installed thereon) specified by United States Registration Number and Manufacturer’s Serial Number in a Mortgage Supplement; (ii) any and all related Parts; and (iii) any Replacement Airframe which may from time to time be substituted for the Airframe then subject to the Mortgage pursuant to Section 9(b) of the Lease.

“Airframe Warranties Agreement” means each agreement dated a Delivery Date, between, inter alios, the Manufacturer, the Lessee and the Security Trustee in respect of the airframe warranties associated with the Aircraft delivered on such date.

APPENDIX A

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“Allocated To” means, with reference to any Aircraft, the portion of the Notes relating to such Aircraft which shall be designated as a specific “Series”, being the outstanding principal amount of the related issuance made with respect to such Aircraft.

“AML Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Purchaser, the Owner or any subsidiary or Affiliate of the Owner from time to time concerning or relating to anti-money laundering.

“Anti-Corruption Law” means all laws, rules, and regulations of any jurisdiction applicable to the Owner or any subsidiary or Affiliate of the Owner from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Law” means, with respect to any Person, any applicable law, rule or regulation related to financing terrorism including (a) the Patriot Act, (b) the Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330) (also known as the “Bank Secrecy Act”), (c) the Trading With the Enemy Act (50 U.S.C. § 1 et seq.), the International Economic Emergency Powers Act (15 U.S.C. § 1701 et seq.) and (d) Executive Order 13224 (effective September 24, 2001).

“Applicable Margin”, in respect of the Notes for any Aircraft, has the meaning set forth in Section 1 of the Note Purchase Agreement.

“Applicable Rate” means, for any Interest Period with respect to any Note, a rate per annum equal to (i) in the case of a Floating Rate Note, the relevant Floating Rate for such Interest Period and (ii) in the case of a Fixed Rate Note, the relevant Fixed Rate for such Interest Period.

“Assigned Warranties” means the warranties referenced in the Airframe Warranties Agreement and the Engine Consent.

“Assignment and Assumption Agreement” means an agreement substantially in the form of Exhibit B to the Note Purchase Agreement.

“Basel II” means the agreements on capital requirements, a leverage ratio and liquidity standards contained in, or methods of calculating capital adequacy pursuant to, “Basel II: International Convergence of Capital Measurement and Capital Standards: a Revised Framework—Comprehensive Version” published by the Basel Committee on Banking Supervision in June 2006, as amended, supplemented or restated (other than by Basel III), or any implementation, adoption (whether voluntary or compulsory) thereof, whether by an EC Directive or the FSA Integrated Prudential Sourcebook or any other law or regulation.

“Basel III” means the agreements on capital requirements, a leverage ratio and liquidity standards contained in, or methods of calculating capital adequacy pursuant to, “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the

APPENDIX A

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Basel Committee on Banking Supervision on 16 December 2010, each as amended, supplemented or restated, or any implementation, adoption (whether voluntary or compulsory) thereof, whether by an EC Directive or the FSA Integrated Prudential Sourcebook or any other law or regulation.

“Basic Rent” means, in respect of an Aircraft, the rent payable under Section 3(b) of the Lease.

“Benchmark Index Rate Adjustment” means the difference between the Closing Benchmark Index Rate and the Initial Benchmark Index Rate.

“Bills of Sale” means, for any Aircraft, the FAA Bill of Sale and the Warranty Bill of Sale in favor of Owner in respect of such Aircraft.

“Break Amount” means, as of any date of determination and for the Junior Notes, the amount, if any, equal to the sum of (i) LIBOR Break Amount and (ii) Swap Breakage Loss.

“Business Day” means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in New York, New York and, if such day relates to (i) the giving of notices or quotes in connection with the LIBOR, the city and state in which the Payment Office is located, New York, New York and London, England or (ii) the borrowing of any Note or payment or prepayment of principal of or interest on the Notes, the city and state in which the Payment Office is located, New York, New York and London, England.

“Cape Town Convention” means the official English language texts of the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment which were signed in Cape Town, South Africa on November 16, 2001.

“Certificate Register” has the meaning specified in Section 14(d) of the Note Purchase Agreement.

“Change in Law” means the occurrence, after the date of the Note Purchase Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, pursuant to Basel II shall not be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

APPENDIX A

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“Civil Reserve Air Fleet Program” or “CRAF” means the Civil Reserve Air Fleet Program administered by the United States Government or any substantially similar program.

“Class” means, with respect to any Note, a designation of whether such Note is a Senior Note or Junior Note.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Collections” means, in respect of an Aircraft or the Lease, the “Collections” as defined in the Granting Clause to the Mortgage, but in all cases excluding Excluded Payments.

“Commitment” has the meaning specified in Section 2(a) of the Note Purchase Agreement.

“Consent and Agreement” means the Manufacturer Consent and Agreement [Virgin/NPA 2015], dated as of the Delivery Date, of Airbus S.A.S. in respect of the Aircraft.

“Controlling Creditor” has the meaning specified in the Intercreditor Agreement.

“Default” means any event which with the giving of notice or the lapse of time or both if not timely cured or remedied would become a Lease Event of Default pursuant to Section 13 of the Lease.

“Default Event” means a Lease Event of Default or an Event of Default.

“Delivery Date” means, for any Aircraft, the date of the initial Mortgage Supplement for such Aircraft.

“Dollars”, “Dollar” and “$” means the lawful currency of the United States of America.

“DTC” means Delaware Trust Company, in its individual capacity.

“Effective Date” means the date the Note Purchase Agreement becomes effective as provided in Section 4(a) of the Note Purchase Agreement.

“Engine” means (i) each of the two CFM International Inc. model CFM56-5B4 engines listed by Manufacturer’s Serial Numbers in the initial Mortgage Supplement for each Aircraft, whether or not from time to time installed on an Airframe or any other airframe; (ii) any Replacement Engine which may from time to time be substituted for any Engine pursuant to the terms of the Lease; and (iii) in each case, any and all related Parts.

“Engine Agreement” means General Terms Agreement CFM-04-0012B, dated June 14, 2004 between the Lessee and Engine Manufacturer.

“Engine Consent and Agreement” means the Engine Consent and Agreement [Virgin/NPA 2015] dated as of the Delivery Date of the Engine Manufacturer in respect of the Aircraft.

APPENDIX A

[Note Purchase Agreement [Virgin/NPA 2015]]

“Engine Manufacturer” means CFM International Inc.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default” has the meaning specified in Section 10 of the Note Purchase Agreement, which, for ease of reference is also contained below:

“SECTION 10 Events of Default. If one or more of the following events (herein called “Events of Default”) shall occur and be continuing:

(i) the Owner shall default in the payment of any interest on any Note on the Payment Date thereof; or

(ii) the outstanding principal amount of the Notes shall not have been paid in full by Final Legal Maturity;

THEREUPON: (A) the Security Trustee may, by notice to the Owner, terminate the Commitments and they shall thereupon terminate, (B) the Security Trustee may and, upon request of the Controlling Creditor shall, by notice to the Owner demand payment of the Termination Sum, (C) declare the principal amount then outstanding of, and the accrued interest on, the Notes and all other amounts payable by the Owner and the Lessee (under such Operative Document to which each is a party and without duplication) hereunder and under the Notes to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Owner and (D) exercise any or all of the remedies set forth in Article V to the Mortgage.

For the avoidance of doubt, the failure to pay interest on any Note that converts to principal as provided in Section 3.2(d) hereof shall be deemed not to be a default in payment of interest for the purposes of clause (i) of this Section 10.”

“Event of Loss” means, with respect to any Aircraft or any Airframe or any Engine, any of the following events with respect to such property:

(a) the loss of such property or of the use thereof due to destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

(b) any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or a constructive total loss;

(c) the requisition for use or hire of such property by any government (other than the government of the country of registry of such Aircraft) that shall have resulted in the loss of possession of such property by the Lessee (or any Permitted Sublessee) for a period in excess of nine consecutive months;

APPENDIX A

[Note Purchase Agreement [Virgin/NPA 2015]]

(d) requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention for any reason of such Aircraft or any Airframe or any Engine associated with such Aircraft by any government, whether de facto or de jure, but shall exclude requisition for use or hire not involving requisition of title;

(e) as a result of any law, rule or regulation, order or other action by the FAA or other government of the country of registry, the use of such Aircraft or Airframe in the normal business of air transportation shall have been prohibited by virtue of a condition affecting all aircraft of the same type for a period of 12 consecutive months, unless the Lessee (or Permitted Sublessee), prior to the expiration of such 12 month period, shall be diligently carrying forward all steps that are necessary or desirable to permit the normal use of such Aircraft or Airframe or, in any event, if such use shall have been prohibited for a period of 18 consecutive months; and

(f) with respect to an Engine only, any divestiture of title to or interest in such Engine or any event with respect to such Engine that is deemed to be an Event of Loss with respect to such Engine pursuant to Section 7(c) of the Lease.

An Event of Loss with respect to an Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe related to such Aircraft.

“Excluded Payments” means, with respect to any Aircraft, the Lease and the related Aircraft Related Agreements, (i) indemnity or similar payments (whether or not payable as supplemental rent) paid or payable by the Lessee under the Lease or Aircraft Related Agreements or related documents to the indemnitee or other payee entitled thereto pursuant to the Lease or Aircraft Related Agreements, (ii) proceeds of public liability insurance in respect of such Aircraft payable as a result of insurance claims made, or losses suffered, by the indemnitee or payee entitled thereto, (iii) proceeds of insurance maintained with respect to such Aircraft by the Lessee or any Affiliate of the Lessee and not required under the Lease or under the Note Purchase Agreement or any other Operative Document, (iv) any interest paid or payable on any amounts described in clauses (i) through (iii) of this definition, and (v) the proceeds from the enforcement by the Owner or other indemnitee or payee of the payment of any amount described in clauses (i) through (iv) of this definition, in each case however, only to the extent such amount is in respect of a claim personal to the applicable Person and is not necessary to restore the value of the Collateral.

“Excluded Taxes” has the meaning specified in Schedule III to the Note Purchase Agreement.

“Expense” or “Expenses” means any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, out of pocket costs, expenses and disbursements (including reasonable legal fees and expenses) of whatever kind and nature but excluding internal costs and expenses such as salaries, any amounts that would be included in Break Amount, and overhead of whatsoever kind and nature.

“FAA Bill of Sale” means a bill of sale on AC Form 8050-2 or such other form as may be approved by the FAA in favor of the Owner from the Manufacturer in respect of an Aircraft.

“FAA Counsel” means McAfee & Taft, A Professional Corporation.

APPENDIX A

[Note Purchase Agreement [Virgin/NPA 2015]]

“FATCA” has the meaning specified in Schedule III to the Note Purchase Agreement.

“FCPA” means the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq.

“Federal Aviation Act” means subtitle VII of Title 49 of the United States Code, or any successor provision.

“Federal Aviation Administration” and “FAA” mean the United States Federal Aviation Administration and any successor agency or agencies thereto.

“FedWire” means the funds transfer system used to transfer reserve balances for immediately available credit among the member banks of the United States Federal Reserve System.

“Fee Letter” means each of (i) in the case of New York Life, the letter agreement between the Lessee and New York Life, pursuant to which the Lessee has agreed to pay certain fees and (ii) in the case of Investec, the letter agreement between the Lessee and Investec, pursuant to which the Lessee has agreed to pay certain fees.

“Finance Parties” means, together, the Purchasers, each Agent and the Security Trustee (each, a “Finance Party”).

“Fixed Rate” means, if the Notes of any Class in respect of any Aircraft are to bear interest at a fixed rate, the fixed rate for such Notes determined in accordance with Section 3(b)(ii) of the Note Purchase Agreement (calculated on the basis of a year of 360 days consisting of 12 30-day months). The Fixed Rate for any Senior Note shall be the rate specified on Schedule I to the Mortgage Supplement for the applicable Aircraft and the Fixed Rate for any Junior Note shall be the rate specified on Schedule II to the Mortgage Supplement for the applicable Aircraft; provided that, in the case of any Special Junior Lender, the Fixed Rate applicable to its Junior Notes shall be reduced by 15 basis points for so long as it shall be a holder of such Junior Notes.

“Fixed Rate Note” means a Note evidenced by Notes which bear interest at a Fixed Rate.

“Floating Rate Note” means Junior Notes which bear interest at the Floating Rate. Each Junior Note shall be a Floating Rate Note unless the Owner shall have made an election to have such Note bear interest at a Fixed Rate in accordance with Section 3(b)(ii) of the Note Purchase Agreement.

“Foreign Air Carrier” means any air carrier which is not a U.S. Air Carrier and which performs maintenance, preventative maintenance and inspections for the Aircraft, the Airframe and/or any Engine or engine to standards which are approved by, or which are substantially equivalent to those required by, the Federal Aviation Administration, the Civil Aviation Authority of the United Kingdom, the Direction Generale de l’Aviation Civile of the French Republic, the Luftfahrt Bundesamt of the Federal Republic of Germany, the Nederlandse Luchtvaart Authoriteit of the Kingdom of the Netherlands, the Ministry of Transportation of Japan or the Federal Ministry of Transport of Canada (and any agency or instrumentality of the applicable government succeeding to the functions of any of the foregoing entities).

APPENDIX A

[Note Purchase Agreement [Virgin/NPA 2015]]

“GAAP” means generally accepted accounting principles then in effect in the United States, consistently applied.

“Governmental Authority” means (a) any federal, state or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Documents or relating to the observance or performance of the obligations of any of the parties to the Operative Documents.

“Hedging Transaction” means, for any Junior Purchaser of a Fixed Rate Note and in respect of the Notes of any Class for such Note, an interest rate swap transaction entered into by such Holder (on an actual or notional basis) with a Swap Counterparty in connection with such Fixed Rate Note on customary terms consistent with market practice (documented (or deemed documented)) by the Swap Form and a hedge confirmation incorporating the terms of this definition) where such Holder will (i) pay to such Swap Counterparty under such swap transaction on each Interest Payment Date for such Class following the Swap Effective Date, an amount equal to the interest scheduled to be paid to such Holder on such Notes calculated at a rate equal to the Fixed Rate for such Note minus the Applicable Margin for such Note (calculated on the basis of a year of 360 days and actual number of days elapsed) and (ii) receive from such Swap Counterparty on each such Interest Payment Date an amount equal to the amount of interest that would have accrued on such Notes during the Interest Period for such Class ending on such Interest Payment Date at LIBOR (flat) (subject, for the avoidance of doubt, to the 0% floor as provided in the definition of LIBOR) taking into account any stub periods on the first and/or last Interest Periods (for which stub periods the applicable floating rate for such period will be calculated using standard interpolation methodologies) for such Interest Period (calculated on the basis of a year of 360 days and actual number of days elapsed) and incorporating the methodologies described in the definition of “Swap Break Amount” associated with any termination of such swap transaction in whole or in part in association with any acceleration or prepayment of such Fixed Rate Note.

“Holder” means, at any time, any holder of any Senior Note or any Junior Note.

“Illegality Event” means the occurrence of any of the following events or circumstances:

(a) it becomes unlawful or contrary to any applicable law for any party to any of the Operative Documents to perform any of its material obligations under the Operative Documents and/or to continue as a party to any of the Operative Documents; or

(b) all or any material part of any Operative Document becomes void, illegal, invalid, unenforceable or of limited force and effect.

“Increased Cost Notice” has the meaning specified in Section 3(k) of the Note Purchase Agreement.

“Increased Costs” has the meaning specified in Section 3(k) of the Note Purchase Agreement.

APPENDIX A

[Note Purchase Agreement [Virgin/NPA 2015]]

“Indemnitee” or “Indemnitees” means the Lessor, the Lessor Parent, DTC, the Security Trustee, the Holders, the Agents and each of their respective successors, permitted assigns, and directors, officers, and employees.

“Initial Rent” means, in respect of an Aircraft, an amount equal to the difference between the purchase price for such Aircraft and the sum of the pre-delivery payments made on account of such Aircraft and the aggregate Commitments of the Purchasers therefor.

“Intercreditor Agreement” means the Intercreditor Agreement [Virgin/NPA 2015], dated as of April 29, 2015, among the Owner, the Senior Purchasers, the Junior Purchasers, the Agents and the Security Trustee.

“Interest Payment Date” means, in respect of any Series of Notes, each of the four quarterly anniversary dates of the Issuance Date of the related Aircraft (or if there is no comparable day in any applicable month, the last day of such month); provided that, (i) in the case of a Floating Rate Note, if any such date shall not be a Business Day, then the relevant Interest Payment Date shall be the next succeeding Business Day unless by virtue of such extension such date would fall in the next succeeding calendar month, in which case the relevant Interest Payment Date shall be the next preceding Business Day and (ii) in the case of a Fixed Rate Note, there shall be no adjustment to period end dates by virtue of non-Business Days for the purpose of interest accruals. The Interest Payment Dates shall be the dates specified in the amortization schedule relating thereto attached to the Notes of the applicable Series (subject to modification by the above proviso).

“Interest Period” means (a) initially, the period commencing on the Issuance Date and ending on the first Interest Payment Date thereafter and (b) thereafter, each successive three-month (or other applicable) period commencing on the final day of the preceding Interest Period and ending on the next succeeding Interest Payment Date.

“international interest” is defined in the Cape Town Convention.

“International Registry” is defined in the Cape Town Convention.

“Investec” means Investec Bank plc.

“Issuance Date” has the meaning specified in Section 2(b)(i) of the Note Purchase Agreement.

“Junior Agent” has the meaning specified in the preamble to the Note Purchase Agreement.

“Junior Applicable Margin” has the meaning specified in Section 1 of the Note Purchase Agreement.

“Junior Note” means each Note issued by the Owner to the Junior Purchasers pursuant to Section 2(a)(i) of the Note Purchase Agreement and any such Note issued in exchange or replacement therefor pursuant to Section 14(d) or 14(e) of the Note Purchase Agreement.

APPENDIX A

[Note Purchase Agreement [Virgin/NPA 2015]]

“Junior Purchasers” means Investec Bank plc, and each successor, permitted assignee or permitted transferee thereof as a Holder of a Junior Note.

“Lease” means the Aircraft Lease Agreement [Virgin/NPA 2015] dated as of April 29, 2015 between the Owner, as lessor, and Lessee.

“Lease Event of Default” is defined in Section 13 of the Lease.

“Lease Supplement” means, in respect of an Aircraft, the lease supplement relating to such Aircraft to be entered into between Owner and Lessee under the Lease dated the Drawdown Date for such Aircraft, substantially in the form of Exhibit I to the Lease

“Lender Lien” means any Lien which arises from acts or claims against a Purchaser not related to the transactions contemplated by the Operative Documents.

“Lessor” means VX 2015 LLC, a Delaware limited liability company.

“Lessor Parent” means VX 2015 Trust, a Delaware statutory trust.

“LIBOR” means, for any Interest Period for any Note, the rate per annum equal to:

(a) the Screen Rate for such Interest Period for such Note; or

(b) (i) if no such Screen Rate is available for Dollars or for such Interest Period, the rate for deposits of an amount comparable to the aggregate outstanding principal amount of such Note for such Interest Period in Dollars for that period determined to be the arithmetic mean of the rates offered at or about 11:00 a.m. London time on the relevant Quotation Date by at least two Reference Banks to prime banks in the London interbank market and (ii) if the rate specified in (b)(i) is not available, then the rate for deposits of an amount comparable to the aggregate outstanding principal amount of such Note for such Interest Period in Dollars for that period determined to be the arithmetic mean of the rates offered at or about 11:00 a.m. New York time on the relevant Quotation Date by at least two Reference Banks to prime banks in the New York interbank market; provided, that for any Interest Period having a duration of less than three months, LIBOR for such Interest Period shall be the interpolated LIBOR determined using the Screen Rate and standard interpolation methodologies by reference to the next higher and next lower available maturities (as determined by the Agent for such Note).

Notwithstanding the foregoing, LIBOR for any Interest Period shall not be less than 0% per annum.

“LIBOR Break Amount” means the amount, if any, required to compensate each Holder for any losses, costs or expenses (excluding loss of profit) which it may incur as the result of the prepayment (including any by virtue of an acceleration) (or the failure to make any such prepayment on the date irrevocably scheduled therefor) of any Junior Note held by it on a date other than the last day of the then current Interest Period therefor, including, without limitation, losses, costs or expenses incurred in connection with unwinding or liquidating any deposits or funding or financing arrangement with its funding sources, as reasonably determined by such

APPENDIX A

[Note Purchase Agreement [Virgin/NPA 2015]]

Holder. Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so prepaid (including any by virtue of an acceleration) from the date of such prepayment (including any by virtue of an acceleration) to the last day of such Interest Period (the “Break Period”) at the LIBOR therefor in excess of (ii) the interest component of the amount the affected Holder would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to the Break Period (as reasonably determined by such Holder). Each Holder shall provide a certificate to the Owner and the Lessee documenting its calculation of LIBOR Break Amount.

“Lien” means any mortgage, pledge, lien, claim, encumbrance, lease, security interest or other lien of any kind on property. “Lien” shall include any interest registered on the International Registry other than the Owner’s ownership interest registered on the International Registry as a contract of sale with respect to the Aircraft.

“Loan Documents” means the Operative Documents.

“Losses” shall mean and include all losses (including loss of profit), payments, damages, liabilities, claims, proceedings, actions, penalties, fines, Taxes, duties, fees, rates, levies, charges, demands, royalties or other sanctions of a monetary nature, fees, insurance premiums, calls, judgments, costs and expenses.

“Maintenance Program” means (a) the maintenance program for the Aircraft which is approved by the FAA or the regulatory authority having jurisdiction over the Aircraft and (b) in respect of the Engines, the OnPoint program provided by CFM and its affiliates.

“Majority Junior Holders” means, as of any date of the determination thereof, (i) if no amount in respect of any Junior Note is then outstanding, a Junior Purchaser or Junior Purchasers whose Junior Commitments aggregate more than 50% of the aggregate Junior Commitments of all Junior Purchasers, or (ii) otherwise, the Holders of more than 50% in aggregate outstanding principal amount of all Junior Notes. For all purposes of the foregoing definition, in determining as of any date the then aggregate outstanding principal amount of any Junior Notes or amount of the Junior Commitments, there shall be excluded all Junior Notes and Junior Commitments, if any, held by the Owner or any Affiliate thereof.

“Majority Senior Holders” means, as of any date of the determination thereof, (i) if no amount in respect of any Senior Note is then outstanding, a Senior Purchaser or Senior Purchasers whose Senior Commitments aggregate more than 50% of the aggregate Senior Commitments of all Senior Purchasers, or (ii) otherwise, the Holders of more than 50% in aggregate outstanding principal amount of all Senior Notes. For all purposes of the foregoing definition, in determining as of any date the then aggregate outstanding principal amount of any Senior Notes or amount of the Senior Commitments, there shall be excluded all Senior Notes and Senior Commitments, if any, held by the Owner or any Affiliate thereof.

“Manufacturer” means Airbus S.A.S., in its capacity as manufacturer of the Aircraft, and its successors and assigns.

APPENDIX A

[Note Purchase Agreement [Virgin/NPA 2015]]

“Market Disruption Cost of Funds” has the meaning specified in Section 3(g)(ii) of the Note Purchase Agreement.

“Market Disruption Event” has the meaning specified in Section 3(g)(i) of the Note Purchase Agreement.

“Maturity Date” means, in respect of any Note, the date that all remaining principal and the Balloon payable in respect of such Note shall be due and payable.

“Mortgage” means the Mortgage and Security Agreement [Virgin/NPA 2015] dated as of April 29, 2015 between the Owner and the Security Trustee, including any Mortgage Supplement and each other supplement from time to time entered into pursuant hereto.

“Mortgage Estate” is defined in the Granting Clause to the Mortgage.

“Mortgage Supplement” means a supplement to the Mortgage substantially in the form of Exhibit A, which shall particularly describe the Airframe and Engines, or any Replacement Airframe or Replacement Engine, included in the property of the Owner covered by the Mortgage, or any other supplement hereto.

“Mortgagor” means the Owner.

“New York Life” means New York Life Insurance Company.

“Non-U.S. Person” means any Person other than (i) a citizen or resident of the United States of America (for purposes of this definition, the “United States”), (ii) a corporation, partnership, limited liability company or other entity created or organized under the laws of the United States or any political subdivision thereof or therein or (iii) an estate or trust that is subject to United States federal income taxation regardless of the source of its income.

“Note” means either or both, as the context may require, of a Senior Note or a Junior Note and “Notes” means all Notes, whether a Junior Note or Senior Note, issued pursuant to Section 2(a) of the Note Purchase Agreement and any such certificates issued in exchange or replacement therefor pursuant to Section 14(d) or 14(e) of the Note Purchase Agreement.

“Note Purchase Agreement” means that certain Note Purchase Agreement [Virgin/NPA 2015], dated as of the date hereof, among the Owner, the Purchasers, the Agents and the Security Trustee as such Note Purchase Agreement may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

“Note Value” means, as of any particular date of computation, in respect of an Aircraft, the amount required to prepay or repay the Notes of the Series relating to such Aircraft in full, together with interest thereon accrued to (but excluding) the date of such prepayment or repayment, Prepayment Fee and all other amounts of whatever description in respect of such Notes due to the Purchasers and the Security Trustee under the Note Purchase Agreement and the other Operative Documents as of such date.

“Obligations” is defined in the Granting Clause of the Mortgage.

APPENDIX A

[Note Purchase Agreement [Virgin/NPA 2015]]

“Obligor” or “Obligors” means each of the Owner and the Lessee

“Obsolete Part Amount” has the meaning specified in Section 1 of the Note Purchase Agreement.

“Operative Documents” means the Note Purchase Agreement, the Mortgage, any Mortgage Supplement, each Note, the Pledge Agreement, the Fee Letter, the Intercreditor Agreement, the Consent and Agreement, the Engine Consent and Agreement and any amendments or supplements of any of the foregoing.

“Original Amount” means, with respect to a Series of Notes, the stated aggregate original principal amount of such Notes, which shall, on the Delivery Date for an Aircraft, equal the amount of the Notes issued in respect of such Aircraft. The Original Amount for the Notes for each Series shall be as specified in Section 1 of the Note Purchase Agreement.

“Other Aircraft” means each “Aircraft” under and as defined in the Other Note Purchase Agreement.

“Other Note Purchase Agreement” means the Facility Agreement [Virgin/Bank 2015], dated as of April 29, 2015, among the Lessee, as borrower, each Loan Participant party thereto, BNP Paribas, New York Branch, as senior agent, the Junior Agent and the Security Trustee.

“Other Junior Purchasers” means the “Junior Purchasers” as defined in the Other Note Purchase Agreement.

“Other Junior Notes” means each note purchased by the “Junior Purchasers” as defined in the Other Note Purchase Agreement.

“Other Junior Obligations” means, with respect to the Other Note Purchase Agreement, the principal and interest on the Other Junior Notes and all other amounts due and payable under the Other Note Purchase Agreement to the Other Junior Purchasers.

“Other Mortgage” means the Mortgage and Security Agreement [Virgin/Bank 2015], dated as of April 29, 2015, between the Owner, as mortgagor, and the Security Trustee, as mortgagee, in respect of the Other Aircraft.

“Owner” means the Lessor.

“Parts” means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (i) complete Engines or engines or (ii) PCE), which are from time to time incorporated or installed in or attached to the Airframe or any Engine and all such items which are subsequently removed therefrom so long as the Lien of the Mortgage shall cover the same pursuant to the terms of the Mortgage.

“Past Due Rate” has the meaning specified in Section 1 of the Note Purchase Agreement.

APPENDIX A

[Note Purchase Agreement [Virgin/NPA 2015]]

“Payment Office” means the Security Trustee’s office and bank account referred to in Schedule I to the Note Purchase Agreement.

“PCE” means passenger convenience equipment.

“Permitted Investments” means those investments described in Section 2(b)(iv) of the Note Purchase Agreement.

“Permitted Lien” means (i) the respective rights of each of the parties to the Operative Documents as provided in the Operative Documents, (ii) the rights of any Permitted Sublessee and other Persons under any subleases and other agreements and arrangements to the extent permitted by the terms of Sections 7 and 8 of the Lease, (iii) Liens for fees or charges of any airport or air navigation authority payable by Lessee or any Permitted Sublessee either not yet due or being contested in good faith by appropriate proceedings that do not involve any material likelihood of the sale, seizure, forfeiture or loss of any Aircraft, or any part thereof, title thereto, interest therein or use thereof and that do not involve any potential for criminal liability, (iv) Liens for Taxes payable by Lessee or any Permitted Sublessee either not yet due or being contested in good faith by appropriate proceedings that do not involve any material likelihood of the sale, seizure, forfeiture or loss of any Aircraft or any Part thereof, title thereto, interest therein or use thereof and that do not involve either any potential for criminal liability or the imposition of any Lien for which an adequate bond has not been posted by Lessee, and in the case of such proceedings so long as adequate reserves are maintained in respect of such Taxes in accordance with relevant generally accepted accounting principles, (v) materialmen’s, mechanics’, workmen’s, repairmen’s, employees’ or other like Liens on any Aircraft, any Airframe or any Engine arising in the ordinary course of business of Lessee or any Permitted Sublessee for amounts the payment of which is either not yet due or which are being contested in good faith by appropriate proceedings that do not involve any material likelihood of the sale, seizure, forfeiture or loss of any Aircraft or any Part thereof, title thereto, interest therein or use thereof and in the case of such proceedings so long as adequate reserves are maintained in respect of such amounts in accordance with relevant generally accepted accounting principles, (vi) Liens arising out of judgments or awards against Lessee with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith by appropriate proceedings that do not involve any material likelihood of the sale, seizure, forfeiture or loss of any Aircraft or any Part thereof, title thereto, interest therein or use thereof and in the case of such proceedings so long as adequate reserves are maintained in respect of such amounts in accordance with relevant generally accepted accounting principles or a bond in accordance with the requirements of any applicable law, (vii) salvage or similar rights of insurers under insurance policies maintained pursuant to and in accordance with Section 10 of the Lease and (viii) any Lien created with the prior written consent of the Security Trustee (in its sole discretion).

“Permitted Sublessee” means (i) any United States air carrier as to which there is in force at the time of entering into such sublease or other transfer a certificate issued pursuant to 49 U.S.C. 44705 or any successor provisions that give like authority and that is not subject to bankruptcy proceedings; or (ii) any manufacturer of airframes or engines or any air carrier that is listed in Schedule 1 to the Lease; provided that for any entity described in clause (ii), (x) such entity is based in a country with which the United States maintains normal diplomatic relations,

APPENDIX A

[Note Purchase Agreement [Virgin/NPA 2015]]

(y) such entity is not subject to bankruptcy proceedings and (z) such transfer of possession shall not deprive the Finance Parties of their perfected and enforceable security interest.

“Permitted Transferee” means (i) the Lessee or any of its Affiliates, (ii) any Purchaser or any Affiliate of a Purchaser, (iii) any reputable bank or other reputable financial institution that is regularly engaged in or established for the purposes of making, purchasing or investing in commercial loans or secured notes; provided that, without the prior written consent of the Lessee, no airline or Affiliate of an airline shall be a Permitted Transferee.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan” means an “employee benefit plan” (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) or any “plan” (as such term is defined in Section 4975(e)(1) of the Code) which has been established or maintained or contributed to by the Lessee or an Affiliate (other than a multiemployer plan within the meaning of Section 3(37) of ERISA) that, together with the Lessee, is treated as a single employer under Section 414(b), (c) or (m) of the Code.

“Pledge Agreement” means the Pledge Agreement dated on or before the first Issuance Date between the Trust and the Security Trustee with respect to the Pledged Interest, substantially in the form of Exhibit D to the Note Purchase Agreement as may from time to time be supplemented, modified or amended in accordance with the applicable provisions thereof.

“Pledged Interest” has the meaning assigned to such term in the Pledge Agreement.

“Purchase Agreement” means those provisions of the Airbus A320 Family Purchase Agreement between the Lessee and the Manufacturer dated as of December 29, 2010 relating to the purchase by the Lessee of, inter alia, the Aircraft, as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the foregoing relates to the Aircraft.

“Purchase Agreement Assignment” means, in respect of an Aircraft, a purchase agreement assignment dated as of the Delivery Date for such Aircraft, between Owner, as assignee, and Lessee, as assignor, pursuant to which Lessee assigns to Owner, inter alia, its right to purchase such Aircraft under the Purchase Agreement, in form and substance reasonably satisfactory to the Security Trustee.

“Purchaser” means each Holder initially a party to the Note Purchase Agreement, and its successors and assigns.

“Quotation Date” means, in relation to any Interest Period, two London business days before the first day of such Interest Period.

“Rating Agency” means Fitch, or such other nationally recognized credit rating agency as agreed by the Lessee and the Purchasers (in their sole discretion).

APPENDIX A

[Note Purchase Agreement [Virgin/NPA 2015]]

“Ratings Requirement” means the obligation of the Owner to obtain a preliminary long term credit rating (at no particular required rating level) with respect to the Notes, from the Rating Agency with respect to the current payment of interest and ultimate payment of principal on Final Legal Maturity.

“Reference Banks” means, with respect to any Note, the principal London offices of BNP, Investec and JPMorgan Chase or such other bank or banks as may from time to time be designated by the Agent for such Note and as may be reasonably acceptable to the Lessee.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Rent” means, collectively, Initial Rent, Basic Rent and Supplemental Rent.

“Replacement Engine” means (a) CFM International Inc. model CFM56-5B4 engines or (b) an improved engine of the same manufacturer, which, in the case of any engine described in clauses (a) or (b) hereof, shall be in compliance with the requirements of Section 7(l) or 9(b) of the Lease.

“Reserve Requirement” means, for any Note, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during the Interest Period in respect of such Note under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against “Eurocurrency liabilities” (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement includes any other reserves required to be maintained by such member banks by reason of any Change in Law with respect to (i) any category of liabilities that includes deposits by reference to which the LIBOR is to be determined or (ii) any category of extensions of credit or other assets that includes the Notes.

“Sanctioned Country” means, at any time, a country or territory which is, or whose government is, the subject or target of any Sanctions broadly restricting or prohibiting dealings with such country, territory or government (currently, Cuba, Iran, Burma, North Korea, Sudan, and Syria).

“Sanctioned Person” means, at any time, any Person with whom dealings are restricted or prohibited under Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States (including by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce), the United Nations Security Council, the European Union or any of its member states, Her Majesty’s Treasury, Switzerland or any other relevant authority, (b) any Person located, organized or resident in, or any Governmental Entity or governmental instrumentality of, a Sanctioned Country or (c) any Person 25% or more directly or indirectly owned by, controlled by, or acting for the benefit or on behalf of, any Person described in clauses (a) or (b) hereof.

APPENDIX A

[Note Purchase Agreement [Virgin/NPA 2015]]

“Sanctions” means economic or financial sanctions or trade embargoes or restrictive measures enacted, imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce (b) the United Nations Security Council; (c) the European Union or any of its member states; (d) Her Majesty’s Treasury; (e) Switzerland; or (f) any other relevant authority.

“Screen Rate” means, for any Interest Period with respect to any Note, the London Interbank Offered Rate administered by ICE Benchmark Administration Limited (or any other successor person which takes over the administration of that rate) for Dollar deposits for a three-month period (without rounding), which rate is displayed on the relevant Bloomberg page (or such other screen as may replace such Bloomberg page) at or about 11:00 a.m. (London time) on the Quotation Date for such Interest Period. If the agreed page is replaced or service ceases to be available, the Security Trustee may specify another page or service displaying the appropriate rate after consultation with the Purchasers and the Lessee.

“Secured Parties” means each Purchaser and the Security Trustee.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Trustee” means Bank of Utah in its capacity as Security Trustee hereunder, and any successor thereto in such capacity.

“Security Trustee Lien” means any Lien which arises as a result of (A) claims against the Security Trustee not related to its interest in the Aircraft, (B) acts of the Security Trustee not permitted by, or failure of the Security Trustee to take any action required by, the Operative Documents to the extent such acts arise or such failure arises from or constitutes gross negligence or willful misconduct, (C) claims against the Security Trustee relating to Taxes or Expenses which are excluded from the indemnification provided by Section 8 of the Facility Agreement, or (D) claims against the Security Trustee arising out of the transfer by the Security Trustee of all or any portion of its interest in the Aircraft or the Operative Documents other than a transfer of the Aircraft pursuant to Article V of the Mortgage while an Event of Default has occurred and is continuing and prior to the time that the Security Trustee has received all amounts due pursuant to the Mortgage.

“Senior Agent” has the meaning specified in the preamble to the Note Purchase Agreement.

“Senior Applicable Margin” has the meaning specified in Section 1 of the Note Purchase Agreement.

“Senior Discharge Date” means the date on which all Senior Secured Obligations have been fully and indefeasibly discharged in full.

“Senior Note” means each Note issued by the Owner to the Senior Purchasers pursuant to Section 2(a)(i) of the Note Purchase Agreement and any such Senior Note issued in exchange or replacement therefor pursuant to Section 14(d) or 14(e) of the Note Purchase Agreement.

APPENDIX A

[Note Purchase Agreement [Virgin/NPA 2015]]

“Senior Purchasers” means New York Life Insurance Company and each successor, permitted assignee or permitted transferee thereof as a Holder of a Senior Note.

“Senior Secured Obligations” means all obligations payable in respect of the Senior Notes under the Note Purchase Agreement.

“Senior Swap Rate” has the meaning specified in Section 1 of the Note Purchase Agreement.

“Series” has the meaning specified in Section 2(a)(iii) of the Note Purchase Agreement.

“Special Default” means a Default under any of Sections 13(a), 13(b), 13(f) and 13(g) of the Lease.

“Special Junior Lender” means a Junior Purchaser that has identified itself as such in the Assignment and Assumption Agreement; and for which the Lessee’s consent has been obtained if and as required under Section 14(c) of the Note Purchase Agreement.

“Specified Jurisdiction” means any of France, Germany, Ireland, Luxembourg, The Netherlands, the United Kingdom or the United States.

“Specified Transferee Jurisdiction” has the meaning specified in Schedule III to the Note Purchase Agreement.

“State of Registration” means, with respect to any Aircraft, the United States or each other country in which the Aircraft is registered from time to time pursuant to Section 7(a) of the Lease.

“Stipulated Insured Amount” means, in respect of any Aircraft and as of any date of determination, an amount equal to 110% of the aggregate principal amount then outstanding on all Notes in respect of such Aircraft.

“Sublease” means any sublease agreement permitted by the terms of Section 7(c) of the Lease.

“Sublessee” means any sublessee under a Sublease.

“Supplemental Rent” means any amount that the Lessee assumes or agrees to pay to the Owner or any other Person under the Lease or any other Operative Document with respect to any Aircraft (excluding Basic Rent for the Aircraft) and (without duplication) any amount payable by the Owner under the terms of the Note Purchase Agreement and the other Operative Documents.

“Swap Break Amount” means, as of any date on which Break Amount may be payable under the Operative Documents in respect of a Junior Note which is a Fixed Rate Note and for any Holder’s related Hedging Transaction, the amount a Swap Counterparty would require in accordance with market practice on the basis of the “Close-out Amount” (as defined in the Swap Form) approach to have paid to such Swap Counterparty on such date by such Holder (such amount to be expressed as a positive number), or the amount such Swap Counterparty would be

APPENDIX A

[Note Purchase Agreement [Virgin/NPA 2015]]

willing to pay in accordance with market practice on the basis of “Close-out Amount” to such Holder on such date (such amount to be expressed as a negative number), in either case, to terminate such Hedging Transaction on such date with respect to, and to the extent of, such Holder’s then outstanding principal amount of all of the Junior Notes held by such Holder relating to Fixed Rate Notes that are subject to prepayment or purchase (or the entire Commitment), but excluding any unpaid amounts under such Hedging Transaction due to or payable by such Swap Counterparty prior to such date in respect of interest payments received by such Holder); provided that where a Holder has not entered into a Hedging Transaction, such amount shall be calculated on the basis of a deemed fixed-for-floating interest rate swap on market terms that meets the definition of Hedging Transaction for a notional amount equal to the outstanding principal amount of the Junior Notes which are Fixed Rate Notes of such Holder (taking into account any required amortization of such Fixed Rate Notes).

“Swap Breakage Gain” means, as to any Holder of a Fixed Rate Note, the absolute value of the Swap Break Amount payable to such Holder if the Swap Break Amount is a negative number.

“Swap Breakage Loss” means, as to any Holder, the value of the Swap Break Amount payable by such Holder if the Swap Break Amount is a positive number.

“Swap Counterparty” means, for any Hedging Transaction, a floating rate payor counterparty sourced by the applicable Holder, or in the case of an internal Hedging Transaction, such Holder’s swap or treasury desk. For the avoidance of doubt, neither the Owner nor the Lessee shall be a Swap Counterparty to any Hedging Transaction.

“Swap Effective Date” has the meaning specified in Section 3(b)(ii) of the Note Purchase Agreement.

“Swap Form” means a 2002 Master Agreement of the International Swaps and Derivatives Association in the form published in 2002 (or any comparable form) and supplemented by the 2006 ISDA Definitions (as amended).

“Tax” or “Taxes” is defined in Schedule III to the Note Purchase Agreement.

“Taxing Authority” is defined in Schedule III to the Note Purchase Agreement.

“Term” means, in respect of an Aircraft, the period commencing on the Delivery Date for such Aircraft to and including the Maturity Date relating to such Aircraft or such shorter period that may result from earlier termination of the leasing of such Aircraft in accordance with the terms of the Lease.

“Termination Sum” means (i) all expenses incurred by the Purchasers and the Security Trustee, including, without limitation, those incurred in enforcing any right, power or remedy, (ii) the Prepayment Fee, (iii) all accrued and unpaid interest on the Notes, including interest on past due amounts at the Post-Default Rate and PIK Interest and (iv) all outstanding principal of the Notes.

“transacting user entity” is defined in the Regulations for the International Registry.

APPENDIX A

[Note Purchase Agreement [Virgin/NPA 2015]]

“Treaty Purchaser” has the meaning specified in Schedule III to the Note Purchase Agreement.

“Trust” means VX 2015 Trust.

“U.S. Air Carrier” means any United States air carrier as to which there is in force a certificate issued pursuant to Section 41102(a) of the Federal Aviation Act, and which is a citizen of the United States (as defined in 49 U.S.C. § 40102(a)(15)) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 (or the equivalent authority issued by the Civil Aeronautics Board under the predecessor regulatory laws, rules and regulations) for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

“Underwriters” means the Purchasers originally party to the Note Purchase Agreement on the date of the Note Purchase Agreement.

“War Risk Insurance” has the meaning assigned to such term in Section 10(b) of the Lease.

“Warranty Bill of Sale” means a full warranty bill of sale in favor of the Owner from the Manufacturer in respect of an Aircraft.

“Wet Lease” means any arrangement whereby the Lessee agrees to furnish the Airframe and associated Engines or engines installed thereon to a third party pursuant to which the Airframe and Engines or engines (i) are operated by pilots who are regular employees of the Lessee, and (ii) such property is maintained by the Lessee.

APPENDIX A